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                  CONNECTICUT RRB SPECIAL PURPOSE TRUST CL&P-1,
                              as Certificate Issuer

                FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION,
                               as Delaware Trustee

                                       and

                FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION,
                             as Certificate Trustee

                          ----------------------------

                              CERTIFICATE INDENTURE

                           Dated as of March __, 2001

                          ----------------------------

                                $----------------
                  CONNECTICUT RRB SPECIAL PURPOSE TRUST CL&P-1
                           RATE REDUCTION CERTIFICATES

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

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I                 DEFINITIONS..........................................2

           Section 1.01.  Definitions..........................................2

           Section 1.02.  Compliance Certificates and Opinions................12

           Section 1.03.  Form of Documents Delivered to Certificate Trustee..13

           Section 1.04.  Acts of Certificateholders..........................14

ARTICLE II                THE CERTIFICATES....................................15

           Section 2.01.  Terms of the Certificates...........................15

           Section 2.02.  Issuance of Certificates............................18

           Section 2.03.  Form, Denomination and Execution of Certificates....20

           Section 2.04.  Authentication of Certificates......................21

           Section 2.05.  Temporary Certificates..............................21

           Section 2.06.  Registration of Transfer and Exchange
                          of Certificates.....................................21

           Section 2.07.  Certificateholders' Lists and
                          Reports by Certificate Trustee......................22

           Section 2.08.  Mutilated, Destroyed, Lost or Stolen Certificates...23

           Section 2.09.  Persons Deemed Owners...............................24

           Section 2.10.  Cancellation........................................24

           Section 2.11.  Limitation of Liability for Payments................24

           Section 2.12.  Book-Entry and Definitive Certificates..............25

           Section 2.13.  Tax Treatment.......................................26

ARTICLE III               COVENANTS...........................................26

           Section 3.01.  Compliance with Declaration of Trust................26

           Section 3.02.  No Additional Certificates..........................27

           Section 3.03.  Swap Agreements.....................................27

           Section 3.04.  Listing Agent, Paying Agent, Transfer Agent.........29

           Section 3.05.  Swap Agreement Covenants............................29

ARTICLE IV                DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS.....31

           Section 4.01.  Certificate Accounts................................31

           Section 4.02.  Distributions from Certificate Accounts.............31

           Section 4.03.  Statements to Certificateholders....................33

           Section 4.04.  Investment of Special Payment Moneys................34

           Section 4.05.  Reduction in Principal..............................35

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                                TABLE OF CONTENTS
                                  (CONTINUED)
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ARTICLE V                 DEFAULTS............................................35

           Section 5.01.  Events of Default...................................35

           Section 5.02.  Incidents of Sale of Notes..........................36

           Section 5.03.  Judicial Proceedings Instituted by
                          Certificate Trustee; Certificate Trustee
                          May Bring Suit......................................36

           Section 5.04.  Control by Certificateholders.......................37

           Section 5.05.  Waiver of Past Defaults.............................37

           Section 5.06.  Right of Certificateholders To Receive
                          Payments Not To Be Impaired.........................38

           Section 5.07.  Certificateholders May Not Bring Suit
                          Except Under Certain Conditions.....................38

           Section 5.08.  Remedies Cumulative.................................39

ARTICLE VI                THE CERTIFICATE TRUSTEE.............................39

           Section 6.01.  Notice of Defaults..................................39

           Section 6.02.  Certain Rights of Certificate Trustee...............39

           Section 6.03.  Not Responsible for Recitals or
                          Issuance of Certificates............................41

           Section 6.04.  May Hold Certificates...............................41

           Section 6.05.  Money Held in Trust.................................41

           Section 6.06.  Compensation and Reimbursement; Indemnification.....41

           Section 6.07.  Corporate Certificate Trustee Required; Eligibility.43

           Section 6.08.  Resignation and Removal; Appointment of Successor...43

           Section 6.09.  Acceptance of Appointment by Successor..............45

           Section 6.10.  Merger, Conversion, Consolidation or
                          Succession to Business..............................46

           Section 6.11.  Maintenance of Agencies.............................46

           Section 6.12.  Money for Certificate Payments To Be Held in Trust..47

           Section 6.13.  Registration of Notes in Certificate
                          Trustee's Name......................................48

           Section 6.14.  Representations and Warranties
                          of Certificate Trustee..............................48

           Section 6.15.  Withholding Taxes; Information Reporting............49

ARTICLE VII               SUPPLEMENTAL CERTIFICATE INDENTURES.................49

           Section 7.01.  Supplemental Certificate Indentures Without
                          Consent of Certificateholders.......................49

           Section 7.02.  Supplemental Certificate Indentures
                          With Consent of Certificateholders..................50

           Section 7.03.  Documents Affecting Immunity or Indemnity...........51

                                       ii
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                                TABLE OF CONTENTS
                                  (CONTINUED)
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           Section 7.04.  Execution of Supplemental Certificate Indentures;
                          Notification Under Rules of Luxembourg Stock
                          Exchange............................................51

           Section 7.05.  Effect of Supplemental Certificate Indentures.......51

           Section 7.06.  Conformity with Trust Indenture Act.................52

           Section 7.07.  Reference in Certificates to Supplemental
                          Certificate Indentures..............................52

           Section 7.08.  Swap Counterparty Consent...........................52

           Section 7.09.  Delaware Trustee....................................52

ARTICLE VIII              AMENDMENTS AND SUPPLEMENTS TO NOTES,
                          NOTE INDENTURE AND OTHER BASIC DOCUMENTS............52

           Section 8.01.  Amendments and Supplements to Notes,
                          Note Indenture and Other Basic Documents............52

ARTICLE IX                SATISFACTION AND DISCHARGE..........................53

           Section 9.01.  Satisfaction and Discharge of Certificate Indenture.53

ARTICLE X                 MISCELLANEOUS PROVISIONS............................54

           Section 10.01. State Pledge; Certificates and Notes Not
                          Obligations of the State of Connecticut, Finance
                          Authority or Seller.................................54

           Section 10.02. Limitation on Rights of Certificateholders..........55

           Section 10.03. No Recourse to Certificate Issuer...................55

           Section 10.04. Certificates Nonassessable and Fully Paid...........55

           Section 10.05. Notices.............................................56

           Section 10.06. Governing Law.......................................58

           Section 10.07. Severability of Provisions..........................58

           Section 10.08. Conflict With Trust Indenture Act...................58

           Section 10.09. Effect of Headings and Table of Contents............59

           Section 10.10. Successors and Assigns; Delegation..................59

           Section 10.11. Benefits of Certificate Indenture...................59

           Section 10.12. Legal Holidays......................................59

           Section 10.13. Counterparts........................................59

           Section 10.14. The Delaware Trustee................................59

           Section 10.15. Nonpetition Covenants...............................59

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                                TABLE OF CONTENTS
                                   (CONTINUED)
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           Exhibit A-1    Form of Class A-1, A-2, A-3 or A-5 Certificate

           Exhibit A-2    Form of Class A-4 Certificate

           Exhibit B      Calculation of LIBOR

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

      CERTIFICATE INDENTURE, dated as of March __, 2001, between CONNECTICUT RRB SPECIAL PURPOSE TRUST CL&P-1, a Delaware business trust (the "Certificate Issuer") formed under the Declaration of Trust, FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION, as Delaware trustee (the "Delaware Trustee"), and FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION, as certificate trustee (the "Certificate Trustee").

                                    RECITALS

      The Note Issuer intends to issue its CL&P Funding LLC Notes (the "Notes") with an aggregate principal amount of $__________, consisting of Classes A-1 through A-5, pursuant to the Note Indenture. In order to finance the purchase of the Notes pursuant to the Note Purchase Agreement relating to the Notes, the Certificate Issuer shall issue, pursuant to this Certificate Indenture, its Connecticut RRB Special Purpose Trust CL&P-1 Rate Reduction Certificates (the "Certificates") with an aggregate principal amount of $_____________, consisting of Classes A-1 through A-5, each of which shall represent a fractional undivided beneficial interest in the corresponding Class of Notes and the related Swap Agreement, if any, and the proceeds thereof.

      The Certificate Issuer has duly authorized the execution and delivery of this Certificate Indenture to provide the terms and conditions for the issuance of the Certificates. The Certificate Issuer is entering into this Certificate Indenture, and the Certificate Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

                                 GRANTING CLAUSE

      The Certificate Issuer hereby grants to the Certificate Trustee on the Issuance Date, as Certificate Trustee for the benefit of the Holders of the Certificates and the Swap Counterparties (as more fully defined herein, the "Secured Parties"), all of the Certificate Issuer's right, title and interest in and to the Notes acquired pursuant to the Note Purchase Agreement and, solely for the benefit of the related floating rate Class of Certificates, each Swap Agreement, together with all payments thereon and proceeds thereof, and other property constituting the Trust Property relating to each such Class of Notes, all as provided in this Certificate Indenture.

      The foregoing grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Certificates, and to secure compliance with the provisions of this Certificate Indenture with respect to the Certificates and the Swap Agreements, all as provided in this Certificate Indenture. This Certificate Indenture constitutes a security agreement within the meaning of the UCC to the extent that, under Connecticut law, the provisions of the UCC are applicable hereto.

      The Certificate Trustee, as trustee on behalf of the Secured Parties, acknowledges such grant, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform its duties herein required.

      AND IT IS HEREBY COVENANTED, DECLARED AND AGREED between the parties hereto that all Certificates are to be issued, countersigned and delivered and that all of the Trust Property is to be held and applied, subject to the further covenants, conditions, releases, uses and trusts hereinafter set forth, and the Certificate Issuer, for itself and any successor, does hereby covenant and agree to and with the Certificate Trustee and its successors in said trust, for the benefit of the Secured Parties, as follows:

                                    ARTICLE I

                                   DEFINITIONS

           Section 1.01. DEFINITIONS.

     (a) For all purposes of this Certificate Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (i) a term has the meaning assigned to it;

         (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

         (iii) "or" is not exclusive;

         (iv) "including" means including without limitation;

         (v) words in the singular include the plural and words in the plural include the singular;

         (vi) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Certificate Indenture as a whole and not to any particular Article, Section or other subdivision;

         (vii) all references in this Certificate Indenture to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Certificate Indenture; and

         (viii) Whenever this Certificate Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Certificate Indenture. The following Trust Indenture Act terms used in this Certificate Indenture have the following meanings:

         "Commission" means the Securities and Exchange Commission.

         "indenture securities" means the Certificates.

         "indenture security holder" means a Certificateholder.

         "indenture to be qualified" means this Certificate Indenture.

         "indenture trustee" or "institutional trustee" means the Certificate Trustee.

         "obligor" on the indenture securities means the Certificate Issuer and any other obligor on the indenture securities.

           All other Trust Indenture Act terms used in this Certificate Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

           "ACT," when used with respect to any Certificateholder, has the meaning specified in Section 1.04.

           "APPROVED REPLACEMENT COUNTERPARTY" has the meaning set forth in
Section 3.03.

           "AUTHENTICATION AGENT" means the authentication agent appointed pursuant to Section 6.11.

           "AUTHORIZED AGENT" means any Paying Agent, Authentication Agent or Certificate Registrar.

           "AUTHORIZED REPRESENTATIVE" means, with respect to any entity, any person who is authorized to act for such entity in matters relating to such entity and who is identified on the list of Authorized Representatives or Authorized Officers delivered by such entity to the Certificate Trustee on the Issuance Date (as such list may be modified or supplemented from time to time thereafter).

           "AVOIDABLE TAX" has the meaning set forth in Section 6.08(f).

           "BOOK-ENTRY CERTIFICATES" means, with respect to any Certificate, a beneficial interest in such Certificate, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.12.

           "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York, Hartford, Connecticut or Wilmington, Delaware are authorized or obligated by law, regulation or executive order to remain closed.

           "BUSINESS TRUST STATUTE" shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del.C.,ss. 3801 et seq., as the same may be amended from time to time and any successor statute.

           "CERTIFICATE ACCOUNT" means, with respect to any Class of Certificates, the account or accounts created and maintained with respect to such Class of Certificates pursuant to Section 4.01(a).

           "CERTIFICATE INDENTURE" means this instrument as originally executed and, as from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended or both, and shall include the forms and terms of the Certificates established hereunder.

           "CERTIFICATE OWNER" means the Person who owns a Book-Entry
Certificate.

           "CERTIFICATE REGISTER" has the meaning set forth in Section 2.06.

           "CERTIFICATE REGISTRAR" means, initially, the Certificate Trustee, pursuant to Section 2.06, and any successor registrar that meets the eligibility standards specified in Section 6.11(b).

           "CERTIFICATE TRUSTEE" means First Union Trust Company, National Association, as Certificate Trustee under this Certificate Indenture, and its successors in interest, and any successor Certificate Trustee appointed as provided herein.

           "CERTIFICATE TRUSTEE EXPENSES" has the meaning set forth in Section 6.06.

           "CERTIFICATE TRUSTEE INDEMNIFIED PERSONS" has the meaning set forth in Section 6.06.

           "CERTIFICATEHOLDER" or "HOLDER" means the Person in whose name a Certificate is registered on the Certificate Register.

           "CERTIFICATES" has the meaning set forth in Section 2.01(a).

           "CLASS" means any one of the classes of Certificates; and, with respect to the Notes, any one of the classes of Notes.

           "CLASS A-4 CERTIFICATES" means the Certificates of Class A-4.

           "CLASS A-4 GROSS FIXED AMOUNT" with respect to any Distribution Date means an amount equal to the product of the Class A-4 Gross Fixed Rate times the Outstanding Amount of the Class A-4 Certificates as of the close of business on the preceding Distribution Date after giving effect to all payments of principal made to the Holders of the Class A-4 Certificates on such preceding Distribution Date (or, with respect to the initial Distribution Date, the original principal amount of the Class A-4 Certificates), which product (i) in the case of each Distribution Date other than the initial Distribution Date shall be divided by 4, and (ii) in the case of the initial Distribution Date, shall be multiplied by the actual number of days from and including the Issuance Date to but excluding the initial Distribution Date and be divided by 360.

           "CLASS A-4 GROSS FIXED RATE" has the meaning set forth in Section
2.01.

           "CLASS A-4 INTEREST DETERMINATION DATE" means, with respect to a Distribution Date, the day two London Banking Days prior to such Distribution Date, or, in the case of the initial Distribution Date, both the day two London Banking Days prior to the Issuance Date and _________ 2001.

           "CLASS A-4 SWAP AGREEMENT" means the Original Class A-4 Swap Agreement and any replacement Swap Agreement relating to the Class A-4 Certificates entered into pursuant to Section 3.03.

           "CLASS A-4 SWAP COUNTERPARTY" means the Swap Counterparty under the Class A-4 Swap Agreement.

           "CLEARING AGENCY" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

           "CLEARING AGENCY PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

           "CORPORATE TRUST OFFICE" means the principal office of the Certificate Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Certificate Indenture is located at the address provided in Section 10.05, or at such other address as the Certificate Trustee may designate from time to time by notice to the Certificateholders and the Certificate Issuer, or the principal corporate trust office of any successor Certificate Trustee (the address of which the successor Certificate Trustee will notify the Certificateholders and the Certificate Issuer).

           "DECLARATION OF TRUST" means the Declaration of Trust, relating to the creation of the Certificate Issuer, dated as of March __, 2001 by First Union Trust Company, National Association, as Delaware Trustee, and the Finance Authority as settlor thereunder pursuant to the Statute, as the same may be amended, supplemented or otherwise modified from time to time.

           "DEFINITIVE CERTIFICATES" has the meaning set forth in Section
2.12(a).

           "DISTRIBUTION DATE" means, with respect to the Certificates, a Payment Date with respect to the Notes.

           "DTC AGREEMENT" means the agreement between the Certificate Trustee, on behalf of the Certificate Issuer, and The Depository Trust Company, as the initial Clearing Agency, dated as of March __, 2001, relating to the Certificates, as the same may be amended and supplemented from time to time.

           "ELIGIBLE DEPOSIT ACCOUNT" means either (a) a segregated trust account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

           "ELIGIBLE INSTITUTION" means (a) the corporate trust department of the Certificate Trustee or (b) a depository institution organized under the laws of the United States of America, any State or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) with respect to any Eligible Investment having a maturity of greater than one month, a long-term unsecured debt rating of AAA by Standard & Poor's and Fitch and Aaa by Moody's or (B) with respect to any Eligible Investment having a maturity of one month or less, a certificate of deposit rating of A-1+ by Standard & Poor's, F1+ by Fitch and P-1 by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to Standard & Poor's and Moody's and (ii) whose deposits are insured by the FDIC. If so qualified under clause (b) above, the Certificate Trustee may be considered an Eligible Institution for the purposes of clause (a) of the definition of Eligible Deposit Account.

           "ELIGIBLE INVESTMENTS" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

                     (a) direct obligations of, and obligations fully and
            unconditionally guaranteed as to timely payment by, the United States of America;

                     (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company (any depositary institution or trust company being referred to in this definition as a "financial institution") incorporated under the laws of the United States or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depositary institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depositary institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby; meeting the requirements of clause (e) of the definition of Eligible Institution;

                     (c) commercial paper or other short term obligations of any corporation organized under the laws of the United States of America (other than the Seller or its Affiliates) whose ratings, at the time of the investment or contractual commitment to invest therein, from each of the Rating Agencies are in the highest investment category granted thereby;

                     (d) demand deposits, time deposits and certificates of
            deposit which are fully insured by the Federal Deposit Insurance Corporation;

                     (e) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Certificate Trustee or any of its Affiliates act as investment manager or advisor);

                     (f) banker's acceptances issued by any depositary
            institution or trust company referred to in clause (b) above;

                     (g) repurchase obligations with respect to any security
            that is a direct obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above;

                     (h) repurchase obligations with respect to any security or whole loan entered into with

                               (i) a financial institution (acting as principal)
                     described in clause (b) above and, with respect to Moody's only, a minimum long-term unsecured rating of A1,

                               (ii) a broker/dealer (acting as principal)
                     registered as a broker or dealer under Section 15 of the Exchange Act (any broker/dealer being referred to in this definition as a "broker/dealer"), the unsecured short-term debt obligations of which are rated P-1 by Moody's and A-1+ by Standard & Poor's at the time of entering into this repurchase obligation and with respect to Moody's only, a minimum long-term unsecured rating of A1, or

                               (iii) an unrated broker/dealer, acting as
                     principal, that is a wholly-owned subsidiary of a non-bank or bank holding company, the unsecured short-term debt obligations of which are rated P-1 by Moody's and A-1+ by Standard & Poor's at the time of purchase; or

                     (i) any other investment permitted by each Rating Agency;

provided, however, that, with respect to Moody's only, the obligor related to clauses (b), (c), (d), (f), (g) and (h) above must have both a long term rating of at least A1 and a short term rating of at least P-1, and provided, further, that, unless otherwise permitted by each Rating Agency, upon the failure of any Eligible Institution to maintain any applicable rating set forth in this definition or the definition of Eligible Institution, the related investments at such institution shall be reinvested in Eligible Investments at a successor Eligible Institution within 10 days.

           "EVENT OF DEFAULT" means, with respect to the Certificates, (i) a Note Event of Default, or (ii) a breach by State of Connecticut of the State Pledge described in Section 10.01(a).

           "FDIC" means the Federal Deposit Insurance Corporation or any successor.

           "FEE AND INDEMNITY AGREEMENT" means the fee and indemnity agreement dated as of March __, 2001, among the Note Issuer, the Delaware Trustee, the Certificate Trustee, the Certificate Issuer and the Finance Authority, as amended and supplemented from time to time.

           "FINAL TERMINATION DATE" means, with respect to any Class of Certificates, the Final Maturity Date of the related Class of Notes.

           "FINANCE AUTHORITY" means the State of Connecticut, acting through the office of the State Treasurer.

           "INTEREST RATE" has the meaning set forth in Section 2.01(b).

           "LIBOR" means a rate per annum equal to the London interbank offered rate for three-month United States dollar deposits, calculated by the Certificate Trustee according to the procedure in Exhibit B hereto.

           "LONDON BANKING DAY" means a day on which dealings in United States dollars are transacted in the London interbank market.

           "MINIMUM DENOMINATION" means $1,000 or any integral multiple of $1.00 in excess thereof; provided, however, that one Certificate of each Class may be of a smaller denomination.

           "NOTE EVENT OF DEFAULT" means, with respect to the Notes, any Event of Default (as such term is defined in the Note Indenture).

           "NOTE INDENTURE" means the Note Indenture dated as of March __, 2001 between the Note Issuer and the Note Trustee, as amended and supplemented from time to time.

           "NOTE ISSUER" means CL&P Funding LLC, a Delaware limited liability company, and its successors in interest.

           "NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement dated as of March __, 2001, between the Note Issuer and the Certificate Issuer, as the same may be amended or supplemented from time to time.

           "NOTE TRUSTEE" means the Person acting as Note Trustee under the Note Indenture.

           "NOTES" has the meaning set forth in the recitals to this Certificate Indenture.

           "OFFICER'S CERTIFICATE" means a certificate signed by any Authorized Representative of the Certificate Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 1.02, and delivered to the Certificate Trustee.

           "OPINION OF COUNSEL" means one or more written opinions of counsel who may, except as otherwise expressly provided in this Certificate Indenture, be an employee of or counsel to the Certificate Issuer and who shall be reasonably satisfactory to the Certificate Trustee, and which opinion or opinions shall be addressed to the Certificate Trustee, as trustee, shall comply with any applicable requirements of Section 1.02, and shall be in form and substance reasonably satisfactory to the Certificate Trustee.

           "ORIGINAL CLASS A-4 SWAP AGREEMENT" means the Swap Agreement dated as of March __, 2001, between the Certificate Issuer and [___________], as the Swap Counterparty thereunder, relating to the Class A-4 Certificates.

           "ORIGINAL PRINCIPAL AMOUNT" means, with respect to any Certificate, the amount set forth as such on the face of such Certificate on the date of its issuance.

           "OUTSTANDING" means, as of the date of determination, all Certificates theretofore authenticated and delivered under this Certificate Indenture except:

                (i) Certificates theretofore cancelled by the Certificate Registrar or delivered to the Certificate Registrar for cancellation;

                (ii) Certificates or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Certificate Trustee or any Paying Agent in trust for the Holders of such Certificates (provided, however, that if such Certificates are to be redeemed, notice of such redemption has been duly given pursuant to this Certificate Indenture or provision therefor, reasonably satisfactory to the Certificate Trustee, has been made); and

                (iii) Certificates in exchange for or in lieu of other Certificates that have been authenticated and delivered pursuant to this Certificate Indenture unless proof satisfactory to the Certificate Trustee is presented that any such Certificates are held by a bona fide purchaser;

provided, however, that in determining whether the Holders of the requisite Outstanding Amount of the Certificates or any Class thereof have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Certificates owned by the Note Issuer, the Certificate Issuer, any other obligor upon the Certificates, the Seller, or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Certificate Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that a Responsible Officer of the Certificate Trustee actually knows to be so owned shall be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Certificate Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Note Issuer, any other obligor upon the Certificates, the Certificate Issuer, the Seller, or any Affiliate of any of the foregoing Persons.

           "OUTSTANDING AMOUNT" means the aggregate principal amount of all Certificates, or, if the context requires, all Certificates of a Class, Outstanding at the date of determination.

           "PAYING AGENT" means the Certificate Trustee or any other Person that meets the eligibility standards specified in Section 6.11(b) and is authorized by the Certificate Issuer (with the prior written approval of the Note Issuer) to make distributions of principal of or interest with respect to the Certificates.

           "PAYMENT" means, with respect to the Notes, any payment (other than a Special Payment but including any Redemption Payment) of principal of or interest thereon.

           "PAYMENT DATE" means, with respect to the Notes, the date or dates specified as Payment Dates therefor in the Note Indenture.

           "PERSON" means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

           "QUALIFIED REPLACEMENT COUNTERPARTY" means a Replacement Counterparty that (i) has the Swap Counterparty Minimum Ratings or (ii) enters into such other arrangements as will result in the Class A-4 Certificates receiving ratings not less than the ratings that would be received if such Replacement Counterparty satisfied the Swap Counterparty Minimum Ratings.

           "RECORD DATE" means, with respect to any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date or, if Definitive Certificates are issued, the close of business on the last day of the calendar month preceding the calendar month in which such Distribution Date occurs.

           "REDEMPTION PAYMENT" means, with respect to the Notes, any payment of principal of and interest on the Notes due from the Note Issuer upon the early redemption of the Notes, other than any such payment due by reason of the occurrence of a Note Event of Default.

           "REPLACEMENT COUNTERPARTY" has the meaning set forth in Section 3.03.

           "REQUEST" means a written request by the Certificate Issuer setting forth the subject matter of the request accompanied by an Officer's Certificate and an Opinion of Counsel as provided in Section 1.02.

           "RESPONSIBLE OFFICER" means any officer within the Corporate Trust Office, including any Managing Director, Vice President, Assistant Vice President, Secretary, Assistant Secretary or Assistant Treasurer or any other officer of the Certificate Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

           "SALE AGREEMENT" means the Transition Property Purchase and Sale Agreement dated as of March __, 2001, between the Seller and the Note Issuer, as amended and supplemented from time to time.

           "SCHEDULED FINAL DISTRIBUTION DATE" means, with respect to any Class of Certificates, the Scheduled Maturity Date of the related Class of Notes.

           "SECURED PARTIES" means the Holders of the Certificates of each Class, and the Swap Counterparties with respect to the Class A-4 Notes, as their interests appear hereunder.

           "SECURITIES ACT" means the Securities Act of 1933, as amended.

           "SELLER" means The Connecticut Light and Power Company, a Connecticut corporation, and its permitted successors and assigns under the Sale Agreement.

           "SERVICER" means The Connecticut Light and Power Company, a Connecticut corporation, in its capacity as servicer under the Servicing Agreement, including its successors in interest, until a successor Person shall have become the servicer pursuant to the Servicing Agreement, and thereafter "Servicer" shall mean such successor Person.

           "SERVICING AGREEMENT" means the Transition Property Servicing Agreement dated as of March __, 2001, between the Servicer and the Note Issuer, as amended and supplemented from time to time.

           "SPECIAL DISTRIBUTION DATE" means, with respect to the distribution of any Special Payment with respect to any Class of Notes, the later of (i) the date receipt of such Special Payment is confirmed by the Certificate Trustee and
(ii) the date that is the earlier of (A) if the Certificate Trustee shall have received such Special Payment without prior notice thereof, 20 days after such receipt is confirmed or (B) unless such Special Payment represents the proceeds of a sale of such Notes by the Certificate Trustee (in which event the Special Distribution Date for such proceeds shall be the earliest date for which it is practicable for the

Certificate Trustee to give the 20-day notice required by Section 4.02(d)), the date that is 20 days after the Certificate Trustee receives notice from the Note Issuer of the anticipated payment of such Special Payment; provided, however, that in the event of the repurchase of the Transition Property by the Seller, the Special Distribution Date shall mean a date not later than five Business Days after receipt of such proceeds.

           "SPECIAL PAYMENT" means, with respect to any Class of Notes, (i) any payment of principal of or interest on (including any interest accruing upon default), or any other amount in respect of, the Notes of such Class that is paid more than five days after the Payment Date applicable thereto or (ii) any proceeds from the sale of such Notes by the Certificate Trustee pursuant to
Article V hereof or the repurchase of the Transition Property by the Seller pursuant to Article V of the Sale Agreement.

           "SPECIAL RECORD DATE" means, with respect to any Special Distribution Date, the close of business on the 15th day (whether or not a Business Day) preceding such Special Distribution Date.

           "STATE PLEDGE" has the meaning set forth in Section 10.01(a).

           "STATE TREASURER" means the Treasurer of the State of Connecticut.

           "SWAP AGENT" has the meaning set forth in Section 3.03.

           "SWAP AGREEMENT" means any interest rate swap agreement entered into by the Certificate Issuer with respect to any Class of Certificates, including, without limitation, the ISDA Master Agreement and the related Schedule and Confirmation between the Certificate Issuer and a Swap Counterparty, as same may be amended or supplemented from time to time.

           "SWAP COUNTERPARTY" means, with respect to any Swap Agreement, the swap counterparty under that Swap Agreement.

           "SWAP COUNTERPARTY MINIMUM RATINGS" means at least "Aa3" by Moody's, at least "A+" or "A-1" by Standard & Poor's and, if rated by Fitch, at least "A+" or "F1".

           "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

           "TRUST PROPERTY" means, with respect to any Class of Certificates, the Class of Notes and Swap Agreement, if any, corresponding to such Class of Certificates held as the property of the Certificate Issuer and all monies at any time paid thereon and all monies due and to become due thereunder, all rights of the Certificate Trustee or the Certificate Issuer, as holder of such Class of Notes, in and to the Collateral and any proceeds thereof, funds from time to time deposited in the Certificate Account for such Class of Certificates and any proceeds from the sale by the Certificate Trustee pursuant to Article V hereof of Notes of such Class.

           "UNDERWRITERS" means the underwriters who purchase the Certificates from the Certificate Issuer and sell the Certificates in a public offering.

         (b) Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth in the Note Indenture as in effect on the Issuance Date for all purposes of this Certificate Indenture.

                                                                   SECTION OF
                               TERM                              NOTE INDENTURE

Administrator...........................................            1.01(a)
Affiliate...............................................            1.01(a)
Basic Documents.........................................            1.01(a)
Capital Subaccount......................................            1.01(a)
Code....................................................            1.01(a)
Collateral..............................................            1.01(a)
DPUC....................................................            1.01(a)
Exchange Act............................................            1.01(a)
Expected Amortization Schedule..........................            1.01(b)
Final Maturity Date.....................................            1.01(a)
Financing Order.........................................            1.01(b)
Fitch...................................................            1.01(a)
Issuance Date...........................................            1.01(a)
Moody's.................................................            1.01(a)
Rating Agency...........................................            1.01(a)
Rating Agency Condition.................................            1.01(a)
Scheduled Maturity Date.................................            1.01(a)
Standard & Poor's.......................................            1.01(a)
State...................................................            1.01(a)
Statute.................................................            1.01(a)
Transition Property.....................................            1.01(b)
UCC.....................................................            1.01(a)

         (c) When reference is made herein to the Certificates of any Class, such reference shall mean the Certificates of such Class.

Section 1.02. COMPLIANCE CERTIFICATES AND OPINIONS. Upon any application or request by the Certificate Issuer to the Certificate Trustee to take any action under any provision of this Certificate Indenture, the Certificate Issuer shall furnish to the Certificate Trustee an Officer's Certificate stating that, in the opinion of the signer thereof, all conditions precedent, if any, provided for in this Certificate Indenture relating to the proposed action have been complied with and, if requested by the Certificate Trustee, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Certificate Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. Any such application or request by the Certificate Issuer to the Certificate Trustee shall also be accompanied by evidence reasonably satisfactory to the Certificate Trustee that the Note Issuer has given its prior written approval of such application or request.

           Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Certificate Indenture shall include:

         (a) a statement that each signatory of such certificate or opinion has read or caused to be read such covenant or condition and the definitions herein relating thereto;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

         Section 1.03. FORM OF DOCUMENTS DELIVERED TO CERTIFICATE TRUSTEE. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Authorized Representative of the Certificate Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Representative or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller, the Note Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller, the Note Issuer or the Administrator, as the case may be, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Whenever in this Certificate Indenture, in connection with any application or certificate or report to the Certificate Trustee, it is provided that the Certificate Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Certificate Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Certificate Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Certificate Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Certificate Indenture, they may, but need not, be consolidated and form one instrument.

         Section 1.04. ACTS OF CERTIFICATEHOLDERS.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Certificate Indenture to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by their agents duly appointed in writing; and except as herein otherwise expressly provided such request, demand, authorization, direction, notice, consent, waiver or other action shall become effective when such instrument or instruments are delivered to the Certificate Trustee, and, where it is hereby expressly required, to the Certificate Issuer and the Note Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Certificate Indenture and (subject to Article VI) conclusive in favor of the Certificate Trustee, the Certificate Issuer and the Note Trustee, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Certificate Trustee deems sufficient.

         (c) The ownership of Certificates shall be proved by the Certificate Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificates shall bind the Holder of every Certificate issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Certificate Trustee, the Certificate Issuer or the Note Trustee in reliance thereon, whether or not notation of such action is made upon such Certificate.

         (e) The Certificate Issuer may at its option by delivery of an Officer's Certificate to the Certificate Trustee set a record date to determine the Holders of any Class of Certificates entitled to give any consent, request, demand, authorization, direction, notice, waiver or other Act. Notwithstanding 316(c) of the Trust Indenture Act, such record date shall be the record date specified in such Officer's Certificate, which shall be the date not more than 30 days prior to the first solicitation of Certificateholders in connection therewith. If such a record date is fixed, such consent, request, demand, authorization, direction, notice, waiver or other Act may be given before or after such record date, but only the Holders of Certificates of the applicable Class at the close of business on such record date shall be deemed to be Certificateholders of such Class for the purposes of determining whether Holders of the requisite aggregate Outstanding Amount of Certificates of such Class have authorized or agreed or consented to such consent, request, demand, authorization, direction, notice, waiver or other Act, and for that purpose the aggregate Outstanding Amount of Certificates of such Class shall be computed as of such record date; provided, however, that no such consent, request, demand, authorization, direction, notice, waiver or other Act by the Holders of

Certificates of such Class on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Certificate Indenture not later than one year after the record date.

         (f) Except as otherwise provided in the definition of Outstanding, Certificates of any Class owned by or pledged to any Person shall have an equal and proportional benefit under the provisions of this Certificate Indenture, without preference, priority or distinction as among all of the Certificates of that Class.

                                   ARTICLE II

                                THE CERTIFICATES

         Section 2.01. TERMS OF THE CERTIFICATES.


         (a) AUTHORIZATION; DESIGNATION. The issuance of the Certificates is hereby authorized and the Certificates shall be designated generally as the Connecticut RRB Special Purpose Trust CL&P-1 Rate Reduction Certificates (the "Certificates"), and further designated as Classes A-1 through A-5. Each such Class shall be in an aggregate principal amount equal to the corresponding Class of Notes as set forth in the Note Purchase Agreement.

         (b) INITIAL PRINCIPAL AMOUNT; CERTIFICATE INTEREST RATE; SCHEDULED FINAL DISTRIBUTION DATE; FINAL TERMINATION DATE. The Certificates of each Class shall have the initial principal amount, bear interest at the rates per annum (each an "Interest Rate") and shall have Scheduled Final Distribution Dates and Final Termination Dates as set forth below:

      Class        Initial Principal     Interest Rate      Scheduled Final  Final Termination
                       Amount                              Distribution Date       Date
       A-1         $                          %

       A-2         $                          %

       A-3         $                          %

       A-4         $                          (Floating)

       A-5         $                          %

         (c) Computation and Distribution of Interest. The interest payable on the Certificates, Class A-1, Class A-2, Class A-3 and Class A-5, for any Distribution Date shall be computed on the basis of a 360-day year of twelve 30-day months or, for the initial Distribution Date, the number of days from and including the Issuance Date to but excluding the initial Distribution Date. The interest payable on the Class A-4 Certificates for any Distribution Date shall be computed as set forth below.

           Notwithstanding the foregoing, upon the termination of the Class A-4 Swap Agreement for any reason and for so long as there is no replacement Class A-4 Swap Agreement in effect, the Class A-4 Certificates shall bear interest at the fixed rate of [___] percent per annum (the "Class A-4 Gross Fixed Rate"), effective from and including the Distribution Date preceding such termination. The Class A-4 Gross Fixed Rate shall be computed on the basis of a 360-day year of twelve 30-day months or, for the initial Distribution Date, the number of days from and including the Issuance Date to but excluding the initial Distribution Date. At such time as the Certificate Issuer enters into a replacement Class A-4 Swap Agreement pursuant to Section 3.03, the Class A-4 Certificates shall revert to the interest rate of LIBOR plus [0.___] percent, commencing to accrue as of the next Distribution Date following the date such replacement Class A-4 Swap Agreement becomes effective and computed on the basis of the actual number of days elapsed and a 360-day year.

           On each Distribution Date after the initial Distribution Date, interest will be payable on the Certificates in an amount equal to: (1) with respect to the Certificates, Class A-1, Class A-2, Class A-3 and Class A-5, one-quarter and (2) with respect to the Class A-4 Certificates, the actual number of days since the preceding Distribution Date divided by 360, times the product of:

                (i) the applicable Interest Rate times

                (ii) the Outstanding Amount of the related Class of Certificates as of the close of business on the preceding Distribution Date after giving effect to all payments of principal made to the Holders of the related Class of Certificates on such preceding Distribution Date.

           With respect to the initial Distribution Date, interest will be payable in an amount equal to:

                (i) with respect to the Certificates, Class A-1, Class A-2, Class A-3 and Class A-5, the actual number of days from and including the Issuance Date to, but excluding, the initial Distribution Date divided by 360, times the product of:

                    (A) the applicable Interest Rate for such Class times

                    (B) the original principal amount of such Class of Certificates as of the Issuance Date; and

                (ii) with respect to the Class A-4 Certificates, the sum of

                    (A) the actual number of days from and including the Issuance Date up to and including ______________, 2001, divided by 360, times the product of: (1) LIBOR plus [0.__]% times (2) the original principal amount of the Class A-4 Certificates, plus

                    (B) 91/360 of the product of (1) LIBOR (calculated on _____________, 2001) plus [0.__]% times (2) the original principal amount of the Class A-4 Certificates.

           (d) Floating Rate Subaccount. Upon the issuance of the Class A-4 Certificates, the Certificate Trustee will establish and maintain a Certificate Account (the "Class A-4 Subaccount"), which the Certificate Trustee will hold in trust for the benefit of the Holders of the Class A-4 Certificates and so long as the Swap Counterparty is not in default under the Swap, the Swap Counterparty, on a pari passu basis. On the Business Day preceding each Distribution Date, but subject to any proration among Classes in the case of a Note shortfall of funds available to pay interest on the Certificates pursuant to Section 8.02(d) of the Note Indenture, the Certificate Trustee shall allocate to the Class A-4 Subaccount an amount equal to the Class A-4 Gross Fixed Amount with respect to such Distribution Date. On that Business Day, any net amount payable by the Certificates Issuer to the Class A-4 Swap Counterparty under the Class A-4 Swap Agreement shall be paid from the Class A-4 Subaccount, and any net amount payable to the Certificate Issuer by the Class A-4 Swap Counterparty under the Class A-4 Swap Agreement shall be deposited into the Class A-4 Subaccount. On the related Distribution Date, amounts in the Class A-4 Subaccount after such netting and payment shall be paid as interest to the Holders of the Class A-4 Certificates.

           If, on any Distribution Date for any Calculation Period during which the Class A-4 Swap Agreement is in effect, there are insufficient funds in the Class A-4 Subaccount to pay the interest due to the Holders of the Class A-4 Certificates because of a failure of the Class A-4 Swap Counterparty to pay any net amount payable by the Class A-4 Swap Counterparty under the Class A-4 Swap Agreement, the Class A-4 Holders shall have no recourse to amounts in any other Certificate Account to recover such shortfall other than from amounts subsequently paid by the Class A-4 Swap Counterparty.

           If for any Distribution Date there are insufficient funds in the Class A-4 Subaccount to pay the interest due to the Holders of the Class A-4 Certificates and to pay any net amount payable to the Class A-4 Swap Counterparty by the Certificate Issuer under the Class A-4 Swap Agreement because of a shortfall of funds available for the Certificate Trustee to allocate to the Class A-4 Subaccount the full amount of the Class A-4 Fixed Gross Amount with respect to such Distribution Date, amounts in the Class A-4 Subaccount shall be distributed to the Holders of the Class A-4 Certificates and the Class A-4 Swap Counterparty on a pari passu and pro rata basis based on the relative amounts payable to the Swap Counterparty and the Holders of the Class A-4 Certificates.

           (e) Allocation of Amounts in Class A-4 Subaccount. Notwithstanding anything to the contrary herein (except Section 3.03(d)), so long as the Class A-4 Swap Counterparty (or any replacement Swap Counterparty) is not in default under the Class A-4 Swap Agreement (or any replacement Swap Agreement), all Note payments deposited into the Class A-4 Subaccount shall be applied first, to make any net payment payable to the Swap Counterparty (provided that if there is a default in the payment of interest on the Class A-4 Note and Section 3.03 is not yet applicable, amounts shall be applied to the payment of the Swap Counterparty and the Class A-4 Noteholders on a pro rata basis), any remaining amounts shall be allocated and distributed to Class A-4 Certificateholders as provided in
Section 4.02(c).

           (f) Notification of Libor. On each Interest Determination Date, the Certificate Trustee will notify the Servicer, the Certificate Issuer and the Swap Counterparty of LIBOR for the applicable period as determined by the Certificate Trustee, and the Certificate Issuer will notify the Luxembourg Stock Exchange of that rate to the extent any floating rate certificates are listed on that exchange and the rules of that exchange so require.

           Section 2.02. ISSUANCE OF CERTIFICATES. On the Issuance Date, the Certificate Issuer, subject to the provisions of this Certificate Indenture and the Note Purchase Agreement, shall issue, and the Delaware Trustee shall execute on behalf of the Certificate Issuer and the Certificate Trustee shall authenticate and deliver, in fully registered form only, the Certificates of the Class corresponding to the Class of Notes issued on such Issuance Date, all in accordance with the Note Purchase Agreement. Each Certificate represents a fractional undivided beneficial interest in a corresponding Class of Notes and the proceeds thereof. Prior to the execution and authentication of the Certificates of any Class, the Certificate Trustee shall have received the following:

           (a) The Class of Notes, duly executed by the Note Issuer and authenticated by the Note Trustee, corresponding to the Class of Certificates to be issued;

           (b) A certificate of an Authorized Representative of the Note Issuer to the effect that all conditions required to be satisfied under Section 2.10 of the Note Indenture for the issuance of such Class of Notes and all conditions required to be satisfied under the Note Purchase Agreement for the purchase of the Notes by the Certificate Issuer have been satisfied, together with executed copies of all documents, certificates, opinions, orders or approvals establishing satisfaction of such conditions;

           (c) An order of an Authorized Representative of the Certificate Issuer (i) directing the Delaware Trustee on behalf of the Certificate Issuer to execute and deliver this Certificate Indenture to be executed in connection with the Certificates to be issued hereunder, (ii) directing the Delaware Trustee on behalf of the Certificate Issuer to execute and deliver the Note Purchase Agreement and (iii) directing the Delaware Trustee to execute and deliver on behalf of the Certificate Issuer, and the Certificate Trustee to authenticate, as Authentication Agent, global Certificates, each to be registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), and to confirm its custody of the Certificates to DTC in New York, New York so that the Certificate may be credited to or upon the order of the Underwriters named in said order for the purchase price specified therein and directing the application of the proceeds thereof;

           (d) An Opinion of Counsel, portions of which may be delivered by counsel to the Certificate Issuer and portions of which may be delivered by counsel to the Certificate Trustee or other counsel satisfactory to the Certificate Trustee, dated the Issuance Date in each case subject to the customary exceptions, qualifications and assumptions contained therein (which may include, for the purpose of the Issuance Date, the assumption that the Financing Order has been duly authorized by the DPUC and is in full force and effect), to the effect that:

                (i) this Certificate Indenture has been duly authorized, executed and delivered by the Certificate Issuer and Delaware Trustee;

                (ii) this Certificate Indenture constitutes a valid and binding agreement of the Certificate Issuer and Delaware Trustee, enforceable in accordance with its terms except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), including that the availability of specific enforcement or injunctive relief is subject to the discretion of the court before which any such proceeding is brought;

                (iii) all instruments furnished to the Certificate Trustee as conditions precedent to the delivery of the Certificates conform to the requirements of this Certificate Indenture and constitute all documents required to be delivered thereunder to authorize the Certificate Trustee to execute, authenticate and deliver the Certificates;

                (iv) the Certificates to be issued have been duly authorized and executed and, when authenticated in accordance with the provisions of this Certificate Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement dated March __, 2001, among the Seller, the Note Issuer and Lehman Brothers Inc. and Salomon Smith Barney Inc., as the representatives of the several underwriters named therein, will represent valid, fully paid and nonassessable undivided beneficial interests in the assets of the Certificate Issuer, entitled to the benefits of this Certificate Indenture;

                (v) the Note Purchase Agreement has been duly executed and delivered by the Delaware Trustee on behalf of the Certificate Issuer and, assuming due authorization, execution and delivery thereof by the Note Issuer, constitutes a legal, valid and binding agreement of the Certificate Issuer, enforceable against the Certificate Issuer in accordance with its terms except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), including that the availability of specific enforcement or injunctive relief is subject to the discretion of the court before which any such proceeding is brought;

                (vi) the Certificate Issuer is a duly organized and validly existing business trust under the Business Trust Statute and is in good standing;

                (vii) this Certificate Indenture has been duly qualified under the Trust Indenture Act or no such qualification is necessary;

                (viii) the Certificate Issuer constitutes a "financing entity" under Section 16-245e(a) of the Statute, and the Certificates constitute "rate reduction bonds" under Section 16-245e(a) of the Statute and the Holders of the Certificates are entitled to the rights and benefits thereunder;

                (ix) for Federal income tax purposes, the Certificate Issuer is not a business entity classified as a corporation or a publicly traded partnership treated as a corporation, but is a "grantor trust" not taxable as a corporation;

                (x) the Statute creates, upon the effective date of the Financing Order, a first priority lien in the Transition Property securing all obligations, then existing or subsequently arising, to the Holders of the Certificates in respect of such Certificates or to the Certificate Trustee in its capacity as such; and

                (xi) such other matters as the Certificate Trustee may reasonably require.

           (e) Sufficient funds to pay the purchase price for the related Class of Notes, as specified in Section 1(b) of the Note Purchase Agreement;

           (f) The Rating Agency Condition shall have been satisfied with respect to the issuance of the Class of Certificates; and

           (g) With respect to the Class A-4 Certificates, an executed copy of the Class A-4 Swap Agreement.

           Section 2.03. FORM, DENOMINATION AND EXECUTION OF CERTIFICATES. The Certificates shall be issued in registered form without coupons and shall be substantially in the form attached hereto as EXHIBIT A-1 (in the case of Class A-1, A-2, A-3 or A-5 Certificates) or EXHIBIT A-2 (in the case of Class A-4 Certificates), with the following filled in: (a) the designation of the Classes thereof, which shall be the same designation as the related Class or Classes of Notes, (b) the Certificate number or numbers thereof, (c) the date of authentication thereof, which shall be the same as the Issuance Date of the related Class or Classes of Notes, and (d) the Original Principal Amount thereof, which shall equal, in the aggregate, the principal amount of the Notes; and with such omissions, variations and insertions as are permitted by this Certificate Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed or engraved thereon as may be required to comply with the rules of any securities exchange on which any Class or Classes of the Certificates may be listed or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Certificate Trustee or by the Certificate Issuer (with the prior written approval of the Note Issuer), and as evidenced by the execution and authentication of such Certificates.

           Except as provided in Section 2.12, the definitive Certificates of each Class shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Certificates of such Class may be listed, as evidenced by an order by an Authorized Representative of the Certificate Issuer, relating to the authentication of such Certificates by the Certificate Trustee.

           The Certificates of each Class shall be issued in not less than Minimum Denominations.

           The Certificates shall be executed on behalf of the Certificate Issuer by the Delaware Trustee by manual or facsimile signature of a Responsible Officer of the Delaware Trustee. Certificates bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Certificate Issuer shall be validly issued by the Certificate Issuer, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such office at the date of such Certificates. No Certificate shall be entitled to any benefit under this Certificate Indenture, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth in EXHIBIT A-1 OR A-2 hereto

(as applicable) executed by the Certificate Trustee (or any Authentication Agent) by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

           Section 2.04. AUTHENTICATION OF CERTIFICATES. The Certificate Trustee shall duly authenticate and deliver Certificates of each Class in authorized denominations equaling, in the aggregate for each Class of Certificates, the aggregate initial principal amount of the Notes of such Class.

           Section 2.05. TEMPORARY CERTIFICATES. Pending the preparation of definitive Certificates of any Class, the Delaware Trustee on behalf of the Certificate Issuer may execute, and the Certificate Trustee or any Authentication Agent upon written order of the Certificate Issuer shall authenticate and deliver, temporary Certificates of such Class that are printed, lithographed, typewritten or otherwise produced, in any denomination, containing substantially the same terms and provisions as set forth in EXHIBIT A, except for such appropriate insertions, omissions, substitutions and other variations relating to their temporary nature as the Certificate Issuer may determine, as evidenced by the execution of such temporary Certificates by the Delaware Trustee on behalf of the Certificate Issuer.

           If temporary Certificates of any Class are issued, the Certificate Issuer will cause definitive Certificates of such Class to be prepared without unreasonable delay. After the preparation of definitive Certificates of such Class, the temporary Certificates shall be exchangeable for definitive Certificates of such Class upon surrender of the temporary Certificates at the Corporate Trust Office of the Certificate Trustee, or at the office or agency of the Certificate Trustee maintained in accordance with Section 6.11, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Delaware Trustee on behalf of the Certificate Issuer shall execute and the Certificate Trustee shall authenticate and deliver in exchange therefor definitive Certificates (of the same Class as the temporary Certificates surrendered) of authorized denominations of a like aggregate Original Principal Amount. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits under this Certificate Indenture as definitive Certificates of the same Class.

           Section 2.06. REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES. The Certificate Trustee shall cause to be kept at the office of agency to be maintained by it in accordance with the provisions of Section 6.11 a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Certificate Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Certificate Trustee shall initially be the registrar (the "Certificate Registrar") for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

           Subject to this Section 2.06, upon surrender for registration of transfer of any Certificate at the Corporate Trust Office or such other office or agency maintained by the Certificate Trustee in accordance with Section 6.11, the Delaware Trustee on behalf of the Certificate Issuer shall execute, and the Certificate Trustee shall authenticate and deliver, in the name of the designated transferee, one or more new Certificates (of the same Class as the Certificates surrendered for registration of transfer) in authorized denominations of a like aggregate Original Principal Amount; provided, however, that if any such surrendered Certificate shall have become or within 15 days shall be due and payable or shall have been called for redemption, instead of issuing a replacement Certificate, the Certificate Trustee may pay such surrendered Certificate when so due and payable or upon the Special Distribution Date without surrender thereof.

           At the option of a Certificateholder, Certificates may be exchanged for other Certificates (of the same Class as the Certificates surrendered for registration of exchange) of authorized denominations of a like aggregate Original Principal Amount, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Delaware Trustee on behalf of the Certificate Issuer shall execute, and the Certificate Trustee shall authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive.

           Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Certificate Trustee and the Certificate Registrar duly executed by the Certificateholder thereof or its attorney duly authorized in writing.

           No service charge shall be made to a Certificateholder for any registration of transfer or exchange of Certificates, but the Certificate Trustee shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

           All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Certificate Trustee in accordance with its customary practices.

           Section 2.07. CERTIFICATEHOLDERS' LISTS AND REPORTS BY CERTIFICATE TRUSTEE.

           (a) THE CERTIFICATE ISSUER TO FURNISH CERTIFICATE TRUSTEE WITH NAMES AND ADDRESSES OF CERTIFICATEHOLDERS. The Certificate Registrar on behalf of the Certificate Issuer will furnish or cause to be furnished to the Certificate Trustee within 15 days after each Record Date, and at such other times as the Certificate Trustee may request in writing, within 30 days after receipt by the Certificate Issuer of any such request, a list, in such form as the Certificate Trustee may reasonably require, of all information in the possession or control of the Certificate Issuer as to the names and addresses of the Certificateholders, in each case as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Certificate Trustee is the sole Certificate Registrar, no such list need be furnished; and provided further, however, that no such list need be furnished for so long as a copy of the Certificate Register is being furnished to the Certificate Trustee pursuant to Section 6.11.

           Upon the written request of any Certificateholder or Certificateholders of record holding Certificates evidencing not less than ten percent of the aggregate Outstanding Amount of Certificates, the Certificate Trustee shall afford such Certificateholder or Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under this Certificate Indenture.

           (b) PRESERVATION OF INFORMATION. The Certificate Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Certificateholders contained in the most recent list furnished to the Certificate Trustee as provided in Section 6.11 or Section 2.07(a), as the case may be, and the names and addresses of Certificateholders received by the Certificate Trustee in its capacity as Certificate Registrar, if so acting. The Certificate Trustee may destroy any list furnished to it as provided in Section
6.11 or Section 2.07(a), as the case may be, upon receipt of a new list so furnished.

           (c) COMMUNICATIONS AMONG CERTIFICATEHOLDERS. Certificateholders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Certificateholders with respect to their rights under this Certificate Indenture or under the Certificates.

           (d) REPORTS BY CERTIFICATE TRUSTEE. To the extent that any of the events described in Section 313(a) of the Trust Indenture Act shall have occurred, within 60 days after December 31 of each year, commencing with the year 2001, the Certificate Trustee shall transmit to the Certificateholders, as provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of such December 31, if required by Section 313(a) of the Trust Indenture Act. The Certificate Trustee also shall comply with Section 313(b) of the Trust Indenture Act.

           A copy of each report at the time of its mailing to Certificateholders shall be filed by the Certificate Trustee with the Commission and with each stock exchange, if any, on which the Certificates are listed and of which listing the Certificate Trustee has been informed. The Certificate Issuer shall notify the Certificate Trustee if and when the Certificates are listed on any stock exchange.

           (e) REPORTS BY THE CERTIFICATE ISSUER. Pursuant to Section 314(a)(4) of the Trust Indenture Act, the Certificate Issuer shall furnish to the Certificate Trustee, not less often than annually and prior to January 31 of each year, commencing January 31, 2002, a certificate prepared by the Delaware Trustee on behalf of the Certificate Issuer as to the Certificate Issuer's compliance with all conditions and covenants under this Certificate Indenture. For purposes of this Section 2.07(e), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Certificate Indenture. In addition, the Certificate Trustee shall forward such Certificate to the Certificateholders.

           (f) PROTECTIONS. The Certificate Issuer, the Certificate Trustee and the Certificate Registrar shall have the protection of Section 312(c) of the Trust Indenture Act.

           Section 2.08. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. If
(a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Certificate Registrar and the Certificate Trustee such security, indemnity or bond as may be required by them to save each of them harmless, then, in the absence of notice to the Certificate Registrar or the Certificate Trustee that such Certificate has been acquired by a bona fide purchaser, the Delaware Trustee, on behalf of the Certificate Issuer shall execute, and the Certificate Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate (of the same Class as the Certificate so mutilated, destroyed, lost or stolen) of like

Original Principal Amount. In connection with the issuance of any new Certificate under this Section 2.08, the Certificate Trustee shall require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 2.08 shall constitute conclusive evidence of the same interest in the Certificate Issuer, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

           Every replacement Certificate issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Certificate Issuer, whether or not the mutilated, destroyed, lost or stolen Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Certificate Indenture equally and proportionately with any and all other Certificates duly issued hereunder.

           Section 2.09. PERSONS DEEMED OWNERS. Prior to due presentation of a Certificate for registration of transfer, the Certificate Trustee, the Delaware Trustee, the Certificate Registrar and any Paying Agent of the Certificate Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to
Section 4.02 and for all other purposes whatsoever, and none of the Certificate Trustee, the Delaware Trustee, the Certificate Registrar or any Paying Agent of the Certificate Trustee shall be affected by any notice to the contrary.

           Section 2.10. CANCELLATION. All Certificates surrendered for payment or transfer or exchange shall, if surrendered to any party hereto other than the Certificate Registrar, be delivered to the Certificate Registrar for cancellation. No Certificates shall be authenticated in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Certificate Indenture. All cancelled Certificates held by the Certificate Registrar shall be delivered to the Certificate Trustee and, in accordance with Section 2.06, destroyed.

           Section 2.11. LIMITATION OF LIABILITY FOR PAYMENTS. All payments or distributions made to Holders of Certificates under this Certificate Indenture shall be made only from the Trust Property with respect to that Class of Certificates and only to the extent that the Certificate Trustee shall have sufficient income or proceeds from such Trust Property to make such payments in accordance with the terms of Article IV of this Certificate Indenture. Each Holder of a Certificate of any Class, by its acceptance of a Certificate of that Class, agrees that it will look solely to the income and proceeds from the Trust Property with respect to that Class to the extent available for distribution to the Holder thereof as provided in this Certificate Indenture. It is expressly understood and agreed by the parties hereto that (a) the Certificates are executed, authenticated and delivered by the Delaware Trustee and the Certificate Trustee, respectively, not individually or personally but solely in their respective capacity as Delaware Trustee and Certificate Trustee in the exercise of the powers and authority conferred and vested in them, and (b) under no circumstances shall the Delaware Trustee or Certificate Trustee be personally liable for the payment of any of the Certificates or any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Certificate Issuer under this Certificate Indenture.

           Section 2.12. BOOK-ENTRY AND DEFINITIVE CERTIFICATES.

           (a) The Certificates of any Class may be issued in the form of one or more typewritten certificates representing the Book-Entry Certificates of that Class, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Certificate Issuer. In such case, the Certificates of such Class delivered to The Depository Trust Company shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive Certificate representing such Certificate Owner's interest in the Certificate of such Class, except as provided in Section 2.12(c) below. Unless and until definitive, fully registered Certificates ("Definitive Certificates") of such Class have been issued pursuant to Section 2.12(c) below:

                (i) the provisions of this Section 2.12 shall be in full force and effect with respect to the Certificates of such Class;

                (ii) the Certificate Issuer, the Paying Agent, the Certificate Registrar, the Delaware Trustee and the Certificate Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates of such Class) as the authorized representative of the Certificate Owners of Certificates of such Class;

                (iii) to the extent that the provisions of this Section 2.12 conflict with any other provisions of this Certificate Indenture, the provisions of this Section 2.12 shall control;

                (iv) the rights of Certificate Owners of Certificates of such Class shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency Participants; and until Definitive Certificates of such Class are issued pursuant to Section 2.12(c) below, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Certificates of such Class to such Clearing Agency Participants; and

                (v) whenever this Certificate Indenture requires or permits actions to be taken based upon instructions or directions of Certificateholders holding Certificates of such Class representing a specified percentage of the aggregate Outstanding Amount of Certificates of such Class, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners or Clearing Agency Participants owning or representing, respectively, Certificates representing such percentage of the aggregate Outstanding Amount of Certificates of such Class, and has delivered such instructions to the Certificate Trustee; the Certificate Trustee shall have no obligation to determine whether the Clearing Agency has in fact received any such instructions.

           (b) Whenever notice or other communication to the Holders of Certificates of any Class issued in the form of Certificates representing Book-Entry Certificates is required under this Certificate Indenture, unless and until Definitive Certificates of such Class shall have been issued pursuant to
Section 2.12(c), the Certificate Trustee shall give all such notices and communications specified herein to be given to Holders of Certificates of such Class to the Clearing Agency.

           (c) If (i) the Clearing Agency advises the Certificate Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Certificates of a Class, and the Certificate Trustee or the Certificate Issuer is unable to locate a qualified successor, (ii) the Certificate Issuer (with the prior written approval of the Note Issuer) at its option advises the Certificate Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency with respect to the Certificates of such Class or (iii) after the occurrence of a Note Event of Default with respect to any Class of Certificates, Certificate Owners representing beneficial interests aggregating at least a majority of the Outstanding Amount of the Certificates advise the Clearing Agency and the Certificate Trustee in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners, then the Clearing Agency shall notify all Certificate Owners and the Certificate Trustee of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Trustee of the typewritten certificate or certificates representing the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions, and upon written direction by the Certificate Issuer, the Delaware Trustee shall execute on behalf of the Certificate Issuer and the Certificate Trustee shall authenticate the Definitive Certificates in accordance with the instructions of the Clearing Agency. None of the Certificate Issuer, the Certificate Registrar, the Delaware Trustee or the Certificate Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Certificate Trustee and the Delaware Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders.

Section 2.13.        TAX TREATMENT.

           (a) It is the intention of the parties hereto that the Certificate Issuer shall be treated as a "grantor trust" for federal income tax purposes and all transactions contemplated by this Certificate Indenture will be reported consistent with such treatment.

           (b) The provisions of this Certificate Indenture shall be construed, and the affairs of the Certificate Indenture shall be conducted, so as to achieve treatment of the Certificate Indenture as a "grantor trust" for federal income tax purposes.

                                   ARTICLE III

                                    COVENANTS

           Section 3.01. COMPLIANCE WITH DECLARATION OF TRUST. The Certificate Issuer covenants and agrees to operate in strict conformity with the Declaration of Trust, the terms of which are incorporated herein by reference, and shall not amend the Declaration of Trust except as expressly permitted thereunder or in any manner that would adversely affect the interests of the Certificateholders.

           This Certificate Indenture and the Declaration of Trust shall, together, constitute the governing instrument of the Trust. To the extent that the provisions of this Certificate Indenture and the Declaration of Trust conflict with respect to the issuance of the Certificates and the rights of the holders thereof, this Certificate Indenture shall control.

           Section 3.02. NO ADDITIONAL CERTIFICATES. The Certificate Issuer shall not issue any additional Certificates hereunder, except pursuant to
Section 2.06 and Section 2.08.

           Section 3.03. SWAP AGREEMENTS.

           (a) Replacement of Swap Counterparty.

                (i) Upon a termination event or event of default under any Class A-4 Swap Agreement, the Certificate Issuer shall appoint a recognized swap dealer that is a member of the International Swaps and Derivatives Association, Inc., with capital and surplus of at least $50 million (the "Swap Agent"), to independently solicit, for a period not exceeding 30 days, a replacement Class A-4 Swap Counterparty (a "Replacement Counterparty"), who shall not be the Swap Agent or an Affiliate thereof. During such 30-day period, the Swap Agent shall be required to identify a Qualified Replacement Counterparty, or if a Qualified Replacement Counterparty cannot be found, the Swap Agent shall be required to identify the highest rated Replacement Counterparty available that is approved by the Holders of at least 66 2/3% of the Outstanding Amount of the Class A-4 Certificates (an "Approved Replacement Counterparty"). In any case, if there is more than one available Qualified Replacement Counterparty or Approved Replacement Counterparty, as applicable, with the same credit rating, the Swap Agent shall select that prospective Qualified Replacement Counterparty or Approved Replacement Counterparty, as applicable, offering the terms with the lowest all-in cost to the Certificate Issuer.

                (ii) If the Swap Agent is successful in identifying a Qualified Replacement Counterparty or Approved Replacement Counterparty, upon the termination of the Class A-4 Swap Agreement, the Certificate Issuer shall execute a replacement Class A-4 Swap Agreement with such Replacement Counterparty having substantially the same terms as the Class A-4 Swap Agreement being replaced, effective as of the Distribution Date immediately succeeding such execution. Any amounts paid by such Replacement Counterparty in connection with its entering into such replacement Class A-4 Swap Agreement shall be paid to the terminated Class A-4 Swap Counterparty (to the extent of any termination payment paid to the Certificate Issuer by the Replacement Swap Counterparty).

                (iii) If a Qualified Replacement Counterparty or an Approved Replacement Counterparty has not been obtained, the Swap Agent shall be required to renew such search every three months thereafter until a Qualified Replacement Counterparty or Approved Replacement Counterparty has been identified and approved and a replacement Class A-4 Swap Agreement has been entered into in the manner set forth in clauses (i) and (ii) above.

                     Upon termination or assignment of any Swap Counterparty's rights and powers, pursuant to any Swap Agreement, the Certificate Trustee shall promptly inform the Certificate Issuer, the Holders of the related Class and the Rating Agencies of such termination or assignment. As soon as a replacement Swap Counterparty is appointed, the Certificate Issuer shall notify the Certificate Trustee, the Holders of the related Class and the Rating Agencies of such appointment, specifying in such notice the name and address of such replacement Swap Counterparty.

           (b)        Termination Events:  Events of Default.

                (i) If a termination event or an event of default occurs and is continuing under any Class A-4 Swap Agreement, the Certificate Trustee may, and at the direction of the Holders of at least 66 2/3% of the Outstanding Amount of the Class A-4 Certificates shall, exercise all rights, remedies, powers, privileges and claims of the Certificate Issuer against the Class A-4 Swap Counterparty, including the right or power to take any action to compel or secure performance or observance by any Swap Counterparty of its obligations to the Certificate Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under any Swap Agreement, and any right of the Certificate Issuer to take such action shall be suspended.

                (ii) Upon a swap counterparty downgrade event or payment default by the Class A-4 Swap Counterparty under any Class A-4 Swap Agreement, the Certificate Issuer shall not consent to any Approved Replacement Counterparty that fails to satisfy the Swap Counterparty Minimum Ratings, determine to continue with a downgraded Class A-4 Counterparty notwithstanding the failure timely to identify a Qualified or Approved Replacement Counterparty, or waive a payment default by the Class A-4 Swap Counterparty within the time periods prescribed in the Class A-4 Swap Agreement, except as directed solely by the Holders of at least 66 2/3% of the Outstanding Amount of the Class A-4 Certificates in their sole discretion.

                (iii) Upon the termination of any Swap Agreement and payment by the related Swap Counterparty of any termination payment or other similar amount to the Issuer in accordance with the terms of such Swap Agreement, such amount shall be deposited directly into the Certificate Account for the related Class of floating rate Certificates and paid to the Holders of such floating rate Class on the next Distribution Date.

           (c)        Amendments to Swap Agreement; Waivers.

                (i) The Class A-4 Swap Agreement may be amended with the consent of the Certificate Trustee and the related Class A-4 Swap Counterparty, upon satisfaction of the Rating Agency Condition; but such amendment may not adversely affect in any material respect the interests of the Holders of Class A-4 Certificates unless the Holders of at least 66 2/3% of the Outstanding Amount of the Class A-4 Certificates direct the Certificate Trustee to consent to such amendment. Moreover, such amendment may not adversely affect in any material respect the interests of the Holders of any other Class of Certificates or any counterparty to any other Swap Agreement without the consent of the Holders of at least 66 2/3% of the Outstanding Amount of all of such other Classes, and each counterparty to any other Swap Agreement, materially and adversely affected thereby. For so long as any of the Certificates are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notice of any such amendment will be published pursuant to those rules promptly following its effectiveness.

                (ii) Except as provided in any Class A-4 Swap Agreement with respect to any swap counterparty downgrade event or payment default by a Class A-4 Swap Counterparty, with respect to any action proposed by the Certificate Issuer to amend, modify, waive, supplement or surrender the terms of the Class A-4 Swap Agreement, or waive timely performance or observance by a Class A-4 Swap Counterparty under any Class A-4 Swap Agreement, in a way which would materially and adversely affect the interests of the Holders of the Class A-4 Certificates, the Certificate Issuer shall satisfy the Rating Agency Condition. Thereafter, the Certificate Issuer will consent to such proposed action only with the consent of (i) the Holders of at least 66 2/3% of the Outstanding Amount of the Class A-4 Certificates and
           (ii) the Holders of at least 66 2/3% of the Outstanding Amount of all of such other Classes, and each counterparty to any other Swap Agreement, materially and adversely affected thereby. For so long as any of the Certificates are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notice of any such amendment or waiver will be published pursuant to those rules promptly following its effectiveness.

           (d) Allocations of Collateral. Notwithstanding any other provision in this Certificate Indenture to the contrary, in the event of an acceleration of the Notes and a subsequent liquidation of the Collateral in accordance with the
Note Indenture, if so provided in any Swap Agreement, the proceeds of such liquidation allocated to the related Class of floating rate Certificates shall be allocated between and paid to the Holders of such floating rate Class, on the one hand, and the related Swap Counterparty, on the other hand, pro rata based on the aggregate amount of principal and interest due and payable on such floating rate Class and the aggregate amount payable to the related Swap Counterparty in accordance with such Swap Agreement.

           Section 3.04. LISTING AGENT, PAYING AGENT, TRANSFER AGENT.

           (a) For so long as any Certificates are listed on the Luxembourg Stock Exchange and the rules and regulations of such exchange so require, the Certificate Issuer shall retain a listing agent, a transfer agent and a paying agent in Luxembourg. The Certificate Issuer shall give Certificate Trustee and any other agent appointed under this Section 3.04 prompt written notice of the location and identity, and of any change in the location or identity, of any such office or agency.

           Section 3.05. SWAP AGREEMENT COVENANTS.

           (a) The Certificate Issuer agrees to take all such lawful actions to enforce its rights under any Swap Agreement and to compel or secure the performance and observance by any Swap Counterparty, of each of their obligations to the Certificate Issuer under or in connection with any Swap Agreement, in accordance with the terms thereof. So long as no Event of Default occurs and is continuing, but subject to Section 3.05(f), the Certificate Issuer may exercise any and all rights, remedies, powers and privileges lawfully available to the Certificate Issuer under or in connection with any Swap Agreement.

           (b) If the Certificate Issuer or a Swap Counterparty proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, waiver, supplement, termination, or surrender of, the terms of any Swap Agreement, or waive timely performance or observance thereunder by or any Swap Counterparty, in such a way as would materially and adversely affect the interests of the Holders of any Class, the Certificate Issuer shall first notify the Rating Agencies of the proposed amendment, modification, termination or surrender. If it receives notification that the Rating Agency Condition has been satisfied, the Certificate Issuer shall notify the Certificate Trustee, and the Certificate Trustee shall notify any such Holders and Counterparty, of the proposal and that the Rating Agency Condition has been satisfied with respect thereto. With respect to any such proposed action related to any Swap Agreement, the Certificate Trustee shall consent to such proposed action only (x) with the consent of the Holders of at least 66 2/3% of the Outstanding Amount of the Certificates of the related Class, and each counterparty under any other Swap Agreement, materially and adversely affected thereby and (y) upon satisfaction of the Rating Agency Condition. If any such amendment, modification, supplement or waiver shall be so consented to by the Certificate Trustee or such Holders, the Certificate Issuer agrees to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as shall be necessary or appropriate in the circumstances.

           (c) Promptly following a default by any Swap Counterparty under any Swap Agreement, and at the Certificate Issuer's expense, the Certificate Issuer agrees to take all such lawful actions as the Certificate Trustee may request to compel or secure the performance and observance by the Swap Counterparty of its obligations to the Certificate Issuer under or in connection with the Swap Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Certificate Issuer under or in connection with the Swap Agreement, to the extent and in the manner directed by the Certificate Trustee, including the transmission of notices of default on the part of the Swap Counterparty thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Swap Counterparty of its obligations under the Swap Agreement.

           (d) Except as provided herein, the Certificate Issuer shall not take any action to terminate or assign the Swap Counterparty's rights and powers under any Swap Agreement or replace any Swap Counterparty following an event of default, termination event or downgrade event under any Swap Agreement without
(i) the prior written consent of the Certificate Trustee and of the Holders of at least 66 2/3% of the Outstanding Amount of the Certificates of the related Class, and (ii) satisfying any other requirements set forth in the related Swap Agreement.

                                   ARTICLE IV

                 DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS

           Section 4.01. CERTIFICATE ACCOUNTS.

           (a) The Certificate Trustee shall establish and maintain, for the Certificate Issuer, on behalf of the Holders of Certificates of each Class one or more segregated trust accounts with respect to such Class (each, a "Certificate Account"), which shall be non-interest bearing except as provided in Section 4.04, in the corporate trust department of an Eligible Institution, in the name of the Certificate Trustee for the benefit of such Certificateholders. The Certificate Trustee shall hold each Certificate Account in trust for the benefit of the Holders of Certificates of the corresponding Class, and shall make or permit withdrawals therefrom only as provided in this Certificate Indenture. On each day when a Payment or Special Payment (other than a Special Payment that represents the proceeds of any sale pursuant to Article V hereof by the Certificate Trustee of any Note) is made to the Certificate Trustee, as holder of Notes of any Class, the Certificate Trustee upon receipt shall immediately deposit the aggregate amount of such Payment or Special Payment in the Certificate Account for the corresponding Class of Certificates. The Certificate Trustee shall immediately deposit in the Class A-4 Subaccount all amounts required to be deposited therein pursuant to Section 2.01. Upon the sale of any Note by the Certificate Trustee pursuant to Article V and the realization of any proceeds thereof, the Certificate Trustee shall deposit the aggregate amount of such proceeds as a Special Payment in the Certificate Account for the Class of Certificates corresponding to the Class of the Note so sold.

           (b) The Certificate Trustee shall present to the Note Trustee for payment each Note on its Final Maturity Date, or, in the case of any redemption or repayment of such Note in full prior to its Final Maturity Date, on the applicable Payment Date therefor.

           (c) The Certificate Trustee (or any Paying Agent other than the Certificate Trustee) shall have sole dominion and exclusive control over all monies in the Certificate Accounts and shall apply such amounts therein as provided in this Article.

           Section 4.02. DISTRIBUTIONS FROM CERTIFICATE ACCOUNTS.

           (a) On any Distribution Date, the Certificate Trustee shall distribute out of the Certificate Account for the corresponding Class of Certificates, in the manner described in Section 4.02(e), the entire amount of such Payment deposited therein pursuant to Section 4.01(a); provided, however, that in the event receipt of any such Payment is not confirmed by the Certificate Trustee by 1:00 p.m. (New York City time) on such Distribution Date, distribution thereof shall be made on the day receipt thereof is confirmed by the Certificate Trustee by 1:00 p.m. (New York City time) or, if receipt thereof is confirmed by the Certificate Trustee after 1:00 p.m. (New York City time), on the following Business Day. On any Distribution Date, the Certificate Trustee shall distribute out of the Class A-4 Subccount, in the manner described in
Section 4.02(e), the amount required to be distributed therefrom pursuant to
Section 2.01. There shall be so distributed to each Holder of such Class of Certificates on the Record Date with respect to such Distribution Date (other than as provided in Section 9.01 with respect to a final distribution) such Certificateholder's fractional undivided share (based on the aggregate

Outstanding Amount of Certificates of such Class held by such Certificateholder) of the aggregate amount in the related Certificate Account. The foregoing notwithstanding, if a Payment is not received by the Certificate Trustee by the day that is five days after the related Payment Date, but is subsequently received, it will be treated as a Special Payment pursuant to Section 4.02(b).

           The final distribution with respect to any Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency of the Certificate Trustee specified in the notice given by the Certificate Trustee with respect to such final payment. The Certificate Trustee will provide notice of a final distribution to each Holder as of the date such notice is given with respect to any Certificate as soon as practicable following receipt of notice from the Note Trustee of a final payment on a corresponding Note.

           (b) On each Special Distribution Date with respect to the distribution of any Special Payment with respect to any Class of Notes, the Certificate Trustee shall distribute out of the Certificate Account for the corresponding Class of Certificates, in the manner described in Section 4.02(e), the entire amount of such Special Payment deposited therein pursuant to Section 4.01(a) and any income and earnings received from the investment of such Special Payment pursuant to Section 4.04; provided, however, that in the event receipt of any such Special Payment is not confirmed by the Certificate Trustee by 1:00 p.m. (New York City time) on such Special Distribution Date, distribution thereof shall be made on the day receipt thereof is confirmed by the Certificate Trustee by 1:00 p.m. (New York City time) or, if receipt thereof is confirmed by the Certificate Trustee after 1:00 p.m. (New York City time), on the following Business Day. There shall be so distributed to each Holder of such Class of Certificates on the Special Record Date with respect to such Special Distribution Date (other than as provided in Section 9.01 with respect to a final distribution) such Certificateholder's fractional undivided share (based on the aggregate Outstanding Amount of Certificates of such Class held by such Certificateholder) of the aggregate amount of such Special Payment and any income and earnings received from the investment of such Special Payment pursuant to Section 4.04.

           (c) Subject to the allocation of money in any Certificate Account for any floating rate Class pursuant to Section 2.01, the Certificate Trustee shall allocate amounts distributed to Holders of Certificates of any Class on any Distribution Date or Special Distribution Date as follows: (i) to the extent such amounts represent payments of principal of the corresponding Class of Notes (including prepayments or redemption price), or the proceeds of the sale of any such Note by the Certificate Trustee pursuant to Article V (to the extent such proceeds exceed the unpaid interest on the related class of Notes), such amounts shall be allocated to principal of such Certificates and (ii) all other such amounts shall be allocated to interest on such Certificates. The Certificate Trustee may conclusively rely on the payment statement received by it from the Servicer pursuant to the Servicing Agreement with any payment in respect of any Class of Notes as to whether the amount so paid in respect of such Notes is in respect of principal of or interest on such Notes. If no statement is received, such payments received with respect to any Class of Notes shall first be allocable to interest to the extent of any interest accrued and payable on such Class of Notes, and then to principal.

           (d) The Certificate Trustee shall cause notice of each Special Payment with respect to any Class of Notes to be mailed to each Holder of

Certificates of the corresponding Class at its address as it appears in the Certificate Register. In the event of (i) the optional redemption of the Notes of any Class, such notice shall be mailed not less than five days nor more than 25 days prior to the Special Distribution Date on which any such Redemption Payment is scheduled to be distributed, and (ii) the mandatory redemption of the Notes of any Class, such notice shall be mailed not less than five days prior to the Special Distribution Date on which any such Redemption Payment is scheduled to be distributed. In the case of any other Special Payment, such notice shall be mailed not less than 20 days prior to the Special Distribution Date on which any Special Payment is scheduled to be distributed in respect of Certificates of such Class stating such anticipated Special Distribution Date. Any such notice mailed by the Certificate Trustee shall set forth:

              (i) the Special Distribution Date or the Distribution Date, as applicable, and the Special Record Date or Record Date therefor, as applicable (except as otherwise provided in Section 9.01);

              (ii) the amount of the Special Distribution for each $1,000 Original Principal Amount of Certificates of the applicable Class and the amount thereof constituting principal and interest;

              (iii) the reason for the Special Distribution; and

              (iv) the total amount to be received on such date for each $1,000 Original Principal Amount of Certificates of the applicable Class but only, in the case of a Special Payment, if the related Special Distribution Date is also a Distribution Date.

           (e) Distributions to Holders of Certificates shall be by check sent by first-class mail to the address of such Holder appearing on the Certificate Register at the relevant Record Date or Special Record Date or, upon written application of a Holder of Certificates of any Class in the Original Principal Amount of $1,000,000 or more to the Certificate Trustee made at any time not later than such Record Date or Special Record Date or continuing in effect from a prior request, by wire transfer in immediately available funds to the account of such Holder at such bank located in New York, New York having wire transfer capability as may be designated by such Holder; provided, however, that the final distribution in respect of any Certificate shall be made only as provided in Section 9.01. The foregoing notwithstanding, any distributions made to Cede & Co., as the nominee of the initial Clearing Agency, shall be made by wire transfer of immediately available funds.

           Section 4.03. STATEMENTS TO CERTIFICATEHOLDERS.

           (a) On each Distribution Date, Special Distribution Date or any other date specified herein for distribution of any payments with respect to any Class of Certificates, or as soon as practicable following such Distribution Date, Special Distribution Date or other date (unless the Certificate Trustee is the Note Trustee and the statement required below is provided by the Note Trustee no later than two Business Days prior to such distribution), the Certificate Trustee will send, with respect to each distribution, to Holders of Certificates of such Class a statement with respect to such distribution to be made on such Distribution Date, Special Distribution Date or other date, as the case may be, setting forth the following information:

                (i) the amount of such distribution to Holders of Certificates allocable to (A) principal and (B) interest, in each case per $1,000 Original Principal Amount of each Class of Certificates;

                (ii) the aggregate outstanding principal balance of the Certificates, after giving effect to payments allocated to principal reported under (i) above; and

                (iii) the difference, if any, between the amount specified in
           (ii) above and the principal amount scheduled to be outstanding on such date according to the Expected Amortization Schedule.

In providing the foregoing statement, the Certificate Trustee may rely upon the statements provided by the Note Trustee pursuant to Section 6.06 of the Note Indenture. On each date on which the Certificate Trustee distributes any such report to the Holders of the Certificates of any Class, the Certificate Trustee shall also distribute such report to each Rating Agency.

           (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Certificate Trustee shall furnish to each Person who at any time during such calendar year was a Holder of any Class of Certificates and received a distribution thereon, a statement containing the sum of the amounts determined pursuant to clause (a)(i) above with respect to such Class of Certificates for such calendar year, or, in the event such Person was a Holder of such Class of Certificates during a portion of such calendar year, for the applicable portion of such year, and such other items as are readily available to the Certificate Trustee and that a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns. If any Certificates are listed on the Luxembourg Stock Exchange, and the rules of that exchange so require, notice that this statement is available with the listing agent in Luxembourg shall be given to holders of those listed Certificates by publication in a daily newspaper in Luxembourg.

           Section 4.04. INVESTMENT OF SPECIAL PAYMENT MONEYS. Any money received by the Certificate Trustee pursuant to Section 4.01(a) representing a Special Payment that is not to be promptly distributed, to the extent practicable, shall be invested in Eligible Investments at the written direction of the Servicer by the Certificate Trustee pending distribution of such Special Payment pursuant to Section 4.02. Any investment made pursuant to this Section
4.04 shall be in such Eligible Investments maturing in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date pending the distribution of such funds to Certificateholders as described herein. The Certificate Trustee shall hold any such Eligible Investments until maturity. Such Eligible Investments (i) shall not mature later than the Business Day immediately preceding the Special Distribution Date relating to such invested funds, (ii) (A) if such Eligible Investments have a maturity of one month or less, such Eligible Investments (or the provider thereof) must have a long term unsecured debt rating of at least A2 by Moody's or a certificate of deposit rating of at least P-1 by Moody's, and
(B) if such Eligible Investments have a maturity of greater than one month, such Eligible Investments (or the provider thereof) must have a long term unsecured debt rating of at least Aaa by Moody's and a certificate of deposit rating of at least P-1 by Moody's. The Certificate Trustee shall have no liability with respect to any investment made pursuant to this Section 4.04 (including any losses on such investments), other than by reason of the willful misconduct or gross negligence of the Certificate Trustee. All income and earnings from such investments shall be distributed, if and as received, on such Special Distribution Date as part of such Special Payment and shall be treated as payments of interest on the Certificates.

           If the rating of the Eligible Institution, which may be the Note Trustee's Corporate Trust Office, fall below the rating requirements set forth in clause (b)(i) of the definition of Eligible Institution, the Delaware Trustee, on behalf of the Certificate Issuer, shall, within one month after notice of such rating change, cause the Collection Account to be transferred to an institution meeting the requirements set forth in clause (b)(i) of the definition of Eligible Institution.

           Section 4.05. REDUCTION IN PRINCIPAL. Any reduction in the principal amount of any Certificate effected by any distribution in respect of principal thereof shall be binding upon all Holders of such Certificate and of any Certificate issued upon the registration or transfer thereof or in lieu thereof, whether or not noted thereon.

                                   ARTICLE V

                                    DEFAULTS

           Section 5.01. EVENTS OF DEFAULT.

           (a) If any Event of Default, other than a breach of the State Pledge by the State of Connecticut under the Statute and Section 10.01 hereunder, shall occur and be continuing, then, and in each and every case, the Certificate Trustee may, and, upon the written direction of Holders representing not less than a majority of the Outstanding Amount of the Certificates then Outstanding, shall vote all the Notes in favor of declaring the unpaid principal amount of all the Notes then outstanding and accrued interest thereon to be due and payable in accordance with the provisions thereof. In addition, if a Note Event of Default shall have occurred and be continuing, the Certificate Trustee may, and, upon the written direction of Holders representing not less than a majority of the Outstanding Amount of the Certificates then Outstanding, shall vote all the Notes in favor of directing the Note Trustee as to the time, method and place of conducting any proceeding for any remedy available to the Note Trustee, including the sale of any or all of the Notes, without recourse to or warranty by the Certificate Trustee or any Certificateholder, to any person or entity, or of exercising any trust or power conferred on the Note Trustee under the Note Indenture.

           (b) In addition, after a Note Event of Default shall have occurred and be continuing, subject to Section 5.01(c), the Certificate Trustee may, and upon the written direction of Holders of Certificates representing not less than a majority of the Outstanding Amount of Certificates, by such officer or agent as it may appoint, shall sell, convey, transfer and deliver any Note or Notes, without recourse to or warranty by the Certificate Trustee or any Certificateholder, to any Person, all upon such terms and conditions as the Certificateholders may reasonably deem advisable and at such prices as the Certificateholders may reasonably deem advisable, for cash. If the Certificate Trustee so decides or is required to sell or otherwise dispose of the Notes pursuant to this Section, the Certificate Trustee may, but is not obligated to, take such of the actions described above as it may reasonably deem most effectual to complete the sale or other disposition of the Notes, so as to provide for the payment in full of all amounts due on the Certificates.

           (c) The foregoing provisions of Section 5.01(b) notwithstanding, the Certificate Trustee shall not sell any Notes following the occurrence of any Event of Default, other than a Note Event of Default described in Section 5.01(a), (b) or (c) of the Note Indenture, unless (i) the Certificate Trustee determines that the amounts receivable from the Collateral are not sufficient to pay in full the principal of and accrued interest on the Notes and all amounts payable pursuant to clauses (i) through (iv) of Section 8.02(d) of the Note Indenture and the Certificate Trustee obtains the written consent of Holders of Certificates of each Class representing 66 2/3 percent of the aggregate Outstanding Amount of the Certificates, or (ii) the Certificate Trustee obtains the written consent of Holders of Certificates representing 100 percent of the aggregate Outstanding Amount of the Certificates.

           Section 5.02. INCIDENTS OF SALE OF NOTES. Upon any sale of the Notes made either under the power of sale given under this Certificate Indenture or otherwise for the enforcement of this Certificate Indenture, the following shall be applicable:

           (a) CERTIFICATEHOLDERS AND CERTIFICATE TRUSTEE MAY PURCHASE NOTES. Any Certificateholder, the Certificate Trustee in its individual or any other capacity or any other Person (other than the Seller) may bid for and purchase any of the Notes, and upon compliance with the terms of sale, may hold, retain, possess and dispose of such Notes in their own absolute right without further accountability.

           (b) RECEIPT OF CERTIFICATE TRUSTEE SHALL DISCHARGE PURCHASER. The receipt of the Certificate Trustee, on behalf of the Certificate Issuer, shall be a sufficient discharge to any purchaser for its purchase money, and, after paying such purchase money and receiving such receipt, such purchaser or its personal representative or assigns shall not be obliged to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or nonapplication thereof.

           (c) APPLICATION OF MONEYS RECEIVED UPON SALE. Any moneys collected by the Certificate Issuer or the Certificate Trustee upon any sale made either under the power of sale given by this Certificate Indenture or otherwise for the enforcement of this Certificate Indenture, shall be applied as provided in
Section 4.02.

           Section 5.03. JUDICIAL PROCEEDINGS INSTITUTED BY CERTIFICATE TRUSTEE; CERTIFICATE TRUSTEE MAY BRING SUIT.

           (a) If there shall be a failure to make payment of the principal of or interest on any Note, then the Certificate Trustee in its own name, and as trustee of an express trust, as holder of such Note, if directed in writing by the Holders of a majority of the Outstanding Amount of the Certificates but subject to the provisions of Article VI, shall, to the extent permitted by and in accordance with the terms of the Notes, be entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, including the power to make a demand on the Note Trustee to take action under the Note Indenture to enforce the Notes, for the collection of the sums so due and unpaid on the Note and may prosecute any such claim or proceeding to judgment or final decree with respect to the whole amount of any such sums so due and unpaid.

           (b) If there shall be a breach of the State Pledge by the State of Connecticut, then the Certificate Trustee, in its own name and as trustee of an express trust, as holder of the Notes, shall be, to the extent permitted by state and federal law, entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, to enforce the State Pledge and to collect any monetary damages as a result of a breach thereof, and may prosecute any such suit, action or proceeding to judgment or final decree.

           Section 5.04. CONTROL BY CERTIFICATEHOLDERS. The Holders of a majority of the Outstanding Amount of the Certificates (or, if less than all Classes are affected, the affected Class or Classes) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Certificate Trustee, or exercising any trust or power conferred on the Certificate Trustee under this Certificate Indenture, including any right of the Certificate Trustee as holder of the Notes of the corresponding Class or Classes, in each case unless a different percentage is specified herein; provided, however, that:

           (a) such direction shall not be in conflict with any rule of law or with this Certificate Indenture and would not involve the Certificate Trustee in personal liability or expense;

           (b) the Certificate Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders of Certificates of such Class or Classes not taking part in such direction;

           (c) the Certificate Trustee may take any other action deemed proper by the Certificate Trustee that is not inconsistent with such direction; and

           (d) if a Note Event of Default with respect to such Class of Notes shall have occurred and be continuing, such direction shall not obligate the Certificate Trustee to vote more than a corresponding majority of the related Notes held by the Certificate Issuer in favor of declaring the unpaid principal amount of the Notes and accrued interest thereon to be due and payable or directing any action by the Note Trustee with respect to such Note Event of Default.

           Section 5.05. WAIVER OF PAST DEFAULTS. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.01, the Holders of Certificates of not less than a majority of the Outstanding Amount of the Certificates may in writing direct the Certificate Trustee to waive any past default or Note Event of Default and its consequences except a default (a) in payment of principal of or interest on any of the Notes, (b) in respect of a covenant or provision under the Note Indenture that cannot be modified or amended without the consent of the Holder of each Note or all Classes of Notes affected or (c) in the deposit or distribution of any Payment or Special Payment under Section 4.01 or in the distribution of any payment under Section 4.02, which defaults may be waived by the Certificate Trustee only upon the written direction of the Holders of each Certificate, or each affected Class, as the case may be. Upon any such direction, the Certificate Trustee shall vote such percentage of the Notes of the corresponding Class held by the Certificate Trustee as corresponds to the percentage of the aggregate Outstanding Amount of the Certificates of such Class held by Holders who directed the Certificate Trustee to waive such default or Note Event of Default hereunder.

           Upon any waiver that is effective under the terms of the Note Indenture to waive such Note Event of Default, such Note Event of Default shall cease to exist with respect to this Certificate Indenture, and, in the case of a default, any Note Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Certificate Indenture and any written direction given by the Certificate Trustee on behalf of such Certificateholders to the Note Trustee or in respect of any Notes shall be annulled with respect thereto; but no such waiver shall extend to any subsequent or other default or Note Event of Default or impair any right consequent thereon.

           Section 5.06. RIGHT OF CERTIFICATEHOLDERS TO RECEIVE PAYMENTS NOT TO BE IMPAIRED. Anything in this Certificate Indenture to the contrary notwithstanding, including Section 5.07 hereof, the right of any Certificateholder to receive distributions of payments required pursuant to
Section 4.02 hereof on the Certificates when due, or to institute suit for the enforcement of any such payment on or after the applicable Distribution Date, Special Distribution Date or other date specified herein for the making of such payment, shall not be impaired or affected without the consent of such Certificateholder.

           Section 5.07. CERTIFICATEHOLDERS MAY NOT BRING SUIT EXCEPT UNDER CERTAIN CONDITIONS. A Certificateholder shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise with respect to this Certificate Indenture, for the appointment of a receiver or for the enforcement of any other remedy under this Certificate Indenture, unless:

           (a) such Certificateholder has previously given written notice to the Certificate Trustee of a continuing Note Event of Default with respect to the Class of Certificates held by such Holder;

           (b) the Holders of not less than 25 percent of the Outstanding Amount of the Certificates have made written request to the Certificate Trustee to institute such action, suit or proceeding in respect of such Note Event of Default in its own name as Certificate Trustee hereunder;

           (c) such Certificateholder or Certificateholders have offered to the Certificate Trustee indemnity satisfactory to it against the costs, expenses (including legal fees and expenses) and liabilities to be incurred in complying with such request;

           (d) the Certificate Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such action, suit or proceedings; and

           (e) no direction inconsistent with such written request has been given to the Certificate Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the Certificates;

it being understood and intended that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Certificate Indenture to affect, disturb or prejudice the rights of any other Holders of Certificates or to obtain or to seek to obtain priority or preference over any other Certificateholders or to enforce any right under this Certificate Indenture, except in the manner herein provided. The provisions of this Section 5.07 shall be deemed to modify, to the fullest extent permitted by law, the rights of the Certificateholders under Section 3816 of the Business Trust Statute.

           In the event the Certificate Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Certificates, each representing less than a majority of the Outstanding Amount of the Certificates, the Certificate Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Certificate Indenture.

           Section 5.08. REMEDIES CUMULATIVE. No remedy given hereunder to the Certificate Trustee or to any of the Certificateholders shall be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise.

                                   ARTICLE VI

                             THE CERTIFICATE TRUSTEE

           Section 6.01. NOTICE OF DEFAULTS. As promptly as practicable after, and in any event within 30 days after, receipt by a Responsible Officer of the Certificate Trustee of written notice or actual knowledge of the occurrence of any default (as such term is defined below) hereunder, the Certificate Trustee shall transmit by mail to the Certificate Issuer, the Note Trustee and the Holders of Certificates in accordance with Section 313(c) of the Trust Indenture Act, notice of such default, unless such default shall have been cured or waived. For the purpose of this Section, the term "default" means any event that is, or after notice or lapse of time or both would become, a Note Event of Default with respect to such Class of Certificates.

           Section 6.02. CERTAIN RIGHTS OF CERTIFICATE TRUSTEE. Subject to the provisions of Section 315 of the Trust Indenture Act:

           (a) the Certificate Trustee may conclusively rely and shall be fully protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

           (b) any request or direction of the Certificate Issuer mentioned herein shall be sufficiently evidenced by a Request, accompanied by evidence reasonably satisfactory to the Certificate Trustee that the Note Issuer has given its prior written approval of such request or direction;

           (c) whenever in the administration of this Certificate Indenture the Certificate Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Certificate Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate of the Certificate Issuer;

           (d) the Certificate Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

           (e) the Certificate Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Certificate Indenture at the request or direction of any of the Certificateholders pursuant to this Certificate Indenture, unless such Certificateholders shall have offered to the Certificate Trustee reasonable security or indemnity satisfactory to it against the cost, expenses (including reasonable legal fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction;

           (f) the Certificate Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document;

           (g) the Certificate Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Certificate Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any agent, attorney, custodian or nominee appointed with due care by it hereunder;

           (h) the Certificate Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Certificate Trustee, or exercising any trust or power conferred upon the Certificate Trustee, under this Certificate Indenture;

           (i) the Certificate Trustee shall not be required to expend or risk its own funds in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk is not reasonably assured to it;

           (j) the Certificate Trustee shall not be personally liable for any action taken or suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Certificate Indenture; provided, however, that the Certificate Trustee's conduct does not constitute willful misconduct, gross negligence or bad faith;

           (k) in the event that the Certificate Trustee is also acting as Paying Agent, Authenticating Agent or Certificate Registrar hereunder, the rights and protections afforded to the Certificate Trustee pursuant to this
Article VI shall also be afforded to such Paying Agent, Authenticating Agent or Certificate Registrar;

           (l) the Certificate Trustee shall not be charged with knowledge of an Event of Default unless a Responsible Officer obtains actual knowledge of such event or the Certificate Trustee receives written notice of such event from the Certificate Issuer, the Note Trustee, the Servicer or a majority of the Holders of Certificates of the Class or Classes so affected; and

           (m) without limiting its rights under bankruptcy law, when the Certificate Trustee incurs expenses or renders services in connection with the insolvency or bankruptcy of any party hereto or with the Basic Documents to which it is a party, such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy or insolvency law.

           Section 6.03. NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF CERTIFICATES. The recitals contained herein and in the Certificates, except the execution thereof and the certificates of authentication, shall not be taken as the statements of the Certificate Trustee, and the Certificate Trustee assumes no responsibility for their correctness. Except as set forth in Section 6.14, the Certificate Trustee makes no representations as to the validity or sufficiency of this Certificate Indenture, the Notes, any Basic Document or the Certificates.

           Section 6.04. MAY HOLD CERTIFICATES. The Certificate Trustee, any Paying Agent, any Certificate Registrar or any of their Affiliates or any other agent, in their respective individual or any other capacity, may become the owner or pledgee of Certificates and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Certificate Issuer, the Note Issuer or the Note Trustee with the same rights it would have if it were not Certificate Trustee, Paying Agent, Certificate Registrar or such other agent.

           Section 6.05. MONEY HELD IN TRUST. Money held by the Certificate Trustee or the Paying Agent in trust hereunder need not be segregated from other funds except to the extent required herein or by law and neither the Certificate Trustee nor the Paying Agent shall have any liability for interest upon any such moneys except as provided for herein.

           Section 6.06. COMPENSATION AND REIMBURSEMENT; INDEMNIFICATION.

           (a) Pursuant to the Fee and Indemnity Agreement, the Note Issuer has agreed to pay, or cause to be paid, to the Certificate Trustee from time to time reasonable compensation for its services and to reimburse it for its reasonable expenses.

           (b) Pursuant to the Fee and Indemnity Agreement, the Note Issuer shall indemnify, defend and hold harmless the Certificate Trustee and any of the affiliates, officials, officers, directors, employees, consultants, counsel and agents of the Certificate Trustee (the "Certificate Trustee Indemnified Persons") from and against any and all losses, claims, actions, suits, taxes, damages, expenses and liabilities (including liabilities under state or federal securities laws) of any kind and nature whatsoever (collectively, "Certificate Trustee Expenses"), to the extent that such Certificate Trustee Expenses arise out of or are imposed upon or asserted against such Certificate Trustee Indemnified Persons with respect to the creation, operation or termination of the Certificate Issuer, the execution, delivery or performance of the Declaration of Trust or this Certificate Indenture, as the case may be, or the transactions contemplated hereby, the failure of the Note Issuer or any other Person (other than the Person being indemnified) to perform its obligations under the Fee and Indemnity Agreement or under any of the Basic Documents, or otherwise in connection with the Basic Documents or the transactions contemplated thereby; provided, however, that the Note Issuer shall not be required to indemnify any Certificate Trustee Indemnified Person for any Certificate Trustee Expenses that result from the willful misconduct or gross negligence of such Certificate Trustee Indemnified Person and provided, further,

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

that any Certificate Trustee Expenses payable to any Certificate Trustee Indemnified Person hereunder shall be paid to the Note Trustee for deposit into and distribution from the Collection Account in accordance with Article VIII of the Note Indenture (except to the extent that the Fee and Indemnity Agreement requires payment to be made directly to such Indemnified Person and payment is or has been so made). The Note Issuer shall not be required to indemnify any Certificate Trustee Indemnified Person for any amount paid or payable by such Certificate Trustee Indemnified Person pursuant to this Section 6.06(b) in the settlement of any action, proceeding or investigation without the written consent of the Note Issuer, which consent shall not be unreasonably withheld. Promptly after receipt by a Certificate Trustee Indemnified Person of notice of its involvement in any action, proceeding or investigation, such Certificate Trustee Indemnified Person shall, if a claim for indemnification in respect thereof is to be made against the Note Issuer under this Section 6.06(b), notify the Note Issuer in writing of such involvement. Failure by a Certificate Trustee Indemnified Person to so notify the Note Issuer shall relieve the Note Issuer from the obligation to indemnify and hold harmless such Certificate Trustee Indemnified Person under this Section 6.06(b) only to the extent that the Note Issuer suffers actual prejudice as a result of such failure. With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this Section 6.06(b), the Note Issuer shall be entitled to assume the defense of any such action, proceeding or investigation. Upon assumption by the Note Issuer of the defense of any such action, proceeding or investigation, the Certificate Trustee Indemnified Person shall have the right to participate in such action or proceeding and to retain its own counsel. The Note Issuer shall be entitled to appoint counsel of the
Note Issuer's choice at the Note Issuer's expense to represent the Certificate Trustee Indemnified Person in any action, proceeding or investigation for which a claim of indemnification is made against the Note Issuer under this Section 6.06(b) (in which case the Note Issuer shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Certificate Trustee Indemnified Person except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the Certificate Trustee Indemnified Person. Notwithstanding the Note Issuer's election to appoint counsel to represent the Certificate Trustee Indemnified Person in an action, proceeding or investigation, the Certificate Trustee Indemnified Person shall have the right to employ separate counsel (including local counsel), and the
Note Issuer shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Note Issuer to represent the Certificate Trustee Indemnified Person would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Certificate Trustee Indemnified Person and the
Note Issuer and the Certificate Trustee Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Note Issuer, (iii) the Note Issuer shall not have employed counsel reasonably satisfactory to the Certificate Trustee Indemnified Person to represent the Certificate Trustee Indemnified Person within a reasonable time after notice of the institution of such action or (iv) the Note Issuer shall authorize the Certificate Trustee Indemnified Person to employ separate counsel at the expense of the Note Issuer. Notwithstanding the foregoing, the Note Issuer shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the Certificate Trustee Indemnified Persons (in addition to local counsel). The Note Issuer will not, without the prior written consent of the Certificate Trustee Indemnified Person, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought under this Section 6.06(b) (whether or not the Certificate Trustee Indemnified Person is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of the Certificate Trustee Indemnified

Person from all liability arising out of such claim, action, suit or proceeding. Indemnification under this Section 6.06(b) shall include reasonable fees and out-of-pocket expenses of investigation and litigation (including reasonable attorney's fees and expenses), except as otherwise provided in this Certificate Indenture. The obligations of the Note Issuer to indemnify the Certificate Trustee Indemnified Persons shall survive the termination of the Fee and Indemnity Agreement, this Certificate Indenture and the resignation or removal of the Certificate Trustee.

           Notwithstanding anything to the contrary in this Certificate Indenture, the Certificate Trustee shall have no recourse against the Certificate Issuer or the Notes or payments thereon or proceeds thereof for payment of any amounts required to be paid to the Certificate Trustee under this
Section 6.06(b).

           Section 6.07. CORPORATE CERTIFICATE TRUSTEE REQUIRED; ELIGIBILITY.

           (a) The Certificate Trustee shall at all times be eligible to act as a trustee under Section 310(a) of the Trust Indenture Act, shall have a combined capital and surplus of at least $50,000,000 and shall have a long-term debt rating of at least A by Moody's and Standard & Poor's. If such entity publishes reports of conditions at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 6.07, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

           (b) In determining whether the Certificate Trustee has a conflicting interest under Section 310(b) of the Trust Indenture Act and this Section, each other Class of Certificates will be treated as having been issued under an indenture other than this Certificate Indenture.

           (c) If at any time the Certificate Trustee shall cease to be eligible in accordance with the provisions of this Section 6.07, the Certificate Trustee shall resign immediately in the manner and with the effect specified in Section 6.08.

           Section 6.08. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

           (a) No resignation or removal of the Certificate Trustee and no appointment of a successor Certificate Trustee pursuant to this Article shall become effective (i) until the acceptance of appointment by the successor Certificate Trustee under Section 6.09 and (ii) other than in the case of paragraph (b) below, unless a successor Certificate Trustee has been appointed and has accepted such appointment and the Note Issuer and the Certificate Issuer have received written confirmation from each of the Rating Agencies that no lowering or withdrawal of the then current ratings of any Class of Certificates will result from such appointment.

           (b) The Certificate Trustee may resign at any time in the case of a conflicting interest as determined in accordance with Section 6.07(b) by giving written notice thereof to the Certificate Issuer, the Authorized Agents, the
Note Issuer and the Note Trustee. If an instrument of acceptance by a successor Certificate Trustee shall not have been delivered to the Certificate Issuer and the Certificate Trustee within 30 days after the giving of such notice of resignation, the resigning Certificate Trustee may petition any court of competent jurisdiction for the appointment of a successor Certificate Trustee.

           (c) The Certificate Trustee may be removed at any time in the case of a conflicting interest as determined in accordance with Section 6.07(b) by Act of Certificateholders holding Certificates representing not less than 51 percent of the Outstanding Amount of the Certificates delivered to the Certificate Trustee and to the Certificate Issuer, the Note Issuer and the Note Trustee.

           (d) Upon 30 days' written notice, the Certificate Trustee (i) may resign with respect to the Certificates as a whole by giving such written notice to the Certificate Issuer, the Authorized Agents, the Note Issuer and the Note Trustee or (ii) may be removed with respect to the Certificates as a whole by Act of Certificateholders holding Certificates representing not less than a majority of the Outstanding Amount of Certificates delivered to the Certificate Issuer, the Note Issuer and the Note Trustee. If an instrument of acceptance by a successor Certificate Trustee with respect to the Certificates as a whole shall not have been delivered to the Certificate Issuer, the Note Issuer and the Note Trustee within 90 days after the giving of such notice of resignation or Act by the Certificateholders as a whole for removal of the Certificate Trustee, the Certificate Issuer or the Note Issuer may petition any court of competent jurisdiction for the appointment of a successor Certificate Trustee with respect to the Certificates as a whole.

           (e) If at any time:

                (i) the Certificate Trustee shall fail to comply with Section 310 of the Trust Indenture Act after written request therefor by the Certificate Issuer or by the Note Issuer or by any Holder of Certificates who has been a bona fide Holder of Certificates for at least six months; or

                (ii) the Certificate Trustee shall cease to be eligible under
           Section 6.07 and shall fail to resign after written request therefor by the Certificate Issuer or by the Note Issuer or by any Certificateholder; or

                (iii) the Certificate Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Certificate Trustee or of its property shall be appointed or any public officer shall take charge or control of the Certificate Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

                (iv) the Certificate Trustee shall fail to perform its obligations hereunder in any material respect and shall not have cured such failure within 30 days after written notice thereof from the Certificate Issuer, the Note Trustee or any Certificateholder;

then, in any case, (x) the Certificate Issuer or the Note Issuer may remove the Certificate Trustee or (y) any Holder of Certificates who has been a bona fide Holder of Certificates for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Certificate Trustee and the appointment of a successor Certificate Trustee.

           (f) If a Responsible Officer of the Certificate Trustee shall have received written notice of an Avoidable Tax that has been or is likely to be asserted, the Certificate Trustee shall promptly notify the Certificate Issuer and the Note Issuer thereof and shall, within 30 days of such notification, resign hereunder unless within such 30-day period the Certificate Trustee shall have received notice that either the Certificate Issuer or the Note Issuer has agreed to pay such tax. In such event, the Certificate Issuer (with the prior written approval of the Note Issuer) shall promptly appoint a successor Certificate Trustee in a jurisdiction where there are no Avoidable Taxes. As used herein, an "Avoidable Tax" means a state or local tax: (i) upon (w) the Certificate Issuer, (x) the Trust Property, (y) the Certificateholders or (z) the Certificate Trustee for which the Certificate Trustee is entitled to seek reimbursement from the Trust Property, and (ii) that would be avoided if the Certificate Trustee were located in another state, or jurisdiction within a state, within the United States. A tax shall not be an Avoidable Tax if either the Certificate Issuer or the Note Issuer shall agree to pay, and shall pay, such tax.

           (g) If the Certificate Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Certificate Trustee for any reason, the Certificate Issuer (with the prior written approval of the Note Issuer and the Finance Authority) shall promptly appoint a successor Certificate Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Certificate Trustee shall be appointed by Act of the Certificateholders representing not less than a majority of the Outstanding Amount of the Certificates delivered to the Certificate Issuer, the Note Trustee and the retiring Certificate Trustee, the successor Certificate Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Certificate Trustee and supersede the successor Certificate Trustee appointed as provided above. If no successor Certificate Trustee shall have been so appointed as provided above and accepted appointment in the manner hereinafter provided, any Holder of Certificates who has been a bona fide Holder of Certificates for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Certificate Trustee.

           (h) The successor Certificate Trustee shall give notice of the resignation and removal of the Certificate Trustee and appointment of the successor Certificate Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders as their names and addresses appear in the Certificate Register and to each Rating Agency, the Note Issuer, the Certificate Issuer and the Finance Authority. Each notice shall include the name of such successor Certificate Trustee and the address of the corporate trust office of such successor Certificate Trustee.

           (i) The Certificate Issuer shall notify the Rating Agencies and the Finance Authority of any resignation and removal of the Certificate Trustee and appointment of a successor Certificate Trustee under this Section 6.08.

           Section 6.09. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR. Every successor Certificate Trustee appointed hereunder shall execute, acknowledge and deliver to the Certificate Issuer and to the retiring Certificate Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Certificate Trustee shall become effective and such successor Certificate Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Certificate Trustee; but, on request of the Certificate Issuer or the successor Certificate Trustee, such retiring Certificate Trustee shall execute and deliver an instrument transferring to such successor Certificate Trustee all the rights, powers and trusts of the retiring Certificate Trustee and shall duly assign, transfer and deliver to such successor Certificate Trustee all property and money held by such retiring Certificate Trustee hereunder. Upon request of any such successor Certificate Trustee, the Certificate Issuer, the retiring Certificate Trustee and such successor Certificate Trustee shall execute and deliver any and all instruments containing such provisions as shall be necessary or desirable to transfer and confirm to, and for more fully and certainly vesting in, such successor Certificate Trustee all such rights, powers and trusts. No Certificate Trustee hereunder shall be liable for the acts or omissions of any successor Certificate Trustee.

           No successor Certificate Trustee shall accept its appointment unless at the time of such acceptance such successor Certificate Trustee shall be qualified and eligible under this Article and any and all amounts due and payable to the predecessor Certificate Trustee have been paid.

           Section 6.10. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS. Any corporation into which the Certificate Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Certificate Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Certificate Trustee, shall be the successor of the Certificate Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated, but not delivered, by the Certificate Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Certificate Trustee may adopt such authentication and deliver the Certificates so authenticated with the same effect as if such successor Certificate Trustee had itself authenticated such Certificates.

           Section 6.11. MAINTENANCE OF AGENCIES .

           (a) There shall at all times be maintained in the Borough of Manhattan, The City of New York, an office or agency where Certificates may be presented or surrendered for registration of transfer or for exchange, and for payment thereof and where notices and demands to or upon the Certificate Trustee on behalf of the Certificate Issuer in respect of the Certificates or of this Certificate Indenture may be served. At no time shall there be any other such office or agency outside the United States. Such office or agency shall be initially at First Union Trust Company, National Association, 40 Broad St., 5th Floor, Suite 550, Attention: Corporate Trust Administration. Written notice of any change of location thereof shall be given by the Certificate Trustee to the Certificate Issuer, the Note Trustee, the Note Issuer, the Certificateholders, the Finance Authority and the Rating Agencies. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Certificate Trustee.

           (b) There shall at all times be a Certificate Registrar, an Authentication Agent and a Paying Agent hereunder. Each such Authorized Agent shall be a bank or trust company, shall be a entity organized and doing business under the laws of the United States or any state, with a combined capital and surplus of at least $50,000,000, shall have a long-term debt rating of at least A by Moody's and by Standard & Poor's, shall be authorized under such laws to exercise corporate trust powers and shall be subject to supervision by federal or state authorities. The Certificate Trustee shall initially be the Paying Agent, Authentication Agent, and, as provided in Section 2.06, Certificate Registrar hereunder. Each Certificate Registrar, if other than the Certificate Trustee, shall furnish to the Certificate Trustee, at stated intervals of not more than six months, and at such other times as the Certificate Trustee may request in writing, a copy of the Certificate Register.

           (c) Any corporation into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation.

           (d) Any Authorized Agent may at any time resign by giving written notice of resignation to the Certificate Trustee, the Certificate Issuer, the
Note Issuer and the Note Trustee. The Certificate Issuer (with the prior written approval of the Note Issuer) may, and at the request of the Certificate Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent, the Note Trustee, the
Note Issuer and the Certificate Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed by the Certificate Trustee), the Certificate Issuer (with the prior written approval of the Note Issuer) shall promptly appoint one or more qualified successor Authorized Agents, reasonably satisfactory to the Certificate Trustee, to perform the functions of the Authorized Agent who has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section. The Certificate Issuer shall give written notice of any such appointment made by it to the Certificate Trustee, the Note Issuer and the Note Trustee; and in each case the Certificate Trustee shall mail notice of such appointment to all Certificateholders as their names and addresses appear on the Certificate Register.

           (e) Pursuant to the Fee and Indemnity Agreement, the Note Issuer has agreed to pay, or cause to be paid, from time to time to each Authorized Agent reasonable compensation for its services and to reimburse it for its reasonable expenses; provided, however, that the Note Issuer shall have given prior consent to the appointment of such Authorized Agent pursuant to the Fee and Indemnity Agreement, and no Authorized Agent shall have any recourse against the Certificate Issuer or the Trust Property for payment of such amounts.

           Section 6.12. MONEY FOR CERTIFICATE PAYMENTS TO BE HELD IN TRUST.

           (a) All moneys deposited with any Paying Agent for the purpose of any payment on Certificates of any Class shall be deposited and held in trust for the benefit of the Certificateholders of such Class entitled to such payment, subject to the provisions of this Section. Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Class of Certificateholders with respect to which such money was deposited.

           The Certificate Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Certificate Indenture or for any other purpose, direct any Paying Agent to pay to the Certificate Trustee all sums held in trust by such Paying Agent, such sums to be held by the Certificate Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Certificate Trustee, such Paying Agent shall be released from all further liability with respect to such money.

           (b) The Certificate Trustee will cause each Paying Agent other than the Certificate Trustee to execute and deliver to the Certificate Trustee an instrument in which such Paying Agent shall agree with the Certificate Trustee (and, if the Certificate Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

                (i) hold all sums held by it for the payment of amounts due with respect to the Certificates in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

                (ii) give the Certificate Trustee notice of any default under this Certificate Indenture of which it has actual knowledge in the making of any payment required to be made by the Certificate Issuer (or any other obligor on the Certificates) with respect to the Certificates;

                (iii) at any time during the continuance of such default, upon the written request of the Certificate Trustee, forthwith pay to the Certificate Trustee all sums held by it in trust for the payment of the Certificates if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

                (iv) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Certificates of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

           Section 6.13. REGISTRATION OF NOTES AND ELIGIBLE INVESTMENTS IN CERTIFICATE TRUSTEE'S NAME. The Certificate Trustee agrees that all Notes and Eligible Investments, if any, shall be issued in the name of the Certificate Trustee or its nominee, on behalf of the Certificate Issuer, and held by the Certificate Trustee, or, if not so held, the Certificate Trustee or its nominee, on behalf of the Certificate Issuer, shall be reflected as the owner of such Notes or Eligible Investments, as the case may be, in the register of the issuer of such Notes or Eligible Investments. In no event shall the Certificate Trustee invest in, or hold, Notes or Eligible Investments in a manner that would cause the Certificate Trustee not to have the ownership interest in such Notes or Eligible Investments under the applicable provisions of the Uniform Commercial Code in effect in the location where the Certificate Trustee holds such Notes or Eligible Investments or other applicable law then in effect.

           Section 6.14. REPRESENTATIONS AND WARRANTIES OF CERTIFICATE TRUSTEE. The Certificate Trustee hereby represents and warrants that:

           (a) the Certificate Trustee is validly existing as a national banking association under the federal laws of the United States;

           (b) the Certificate Trustee has full power, authority and legal right to execute, deliver and perform this Certificate Indenture and the Basic Documents to which the Certificate Trustee is a party and has taken all necessary action to authorize the execution, delivery, and performance by it of this Certificate Indenture and such Basic Documents; and

           (c) when delivered by the Certificate Trustee, the Certificates will have been duly executed by the Delaware Trustee on behalf of the Certificate Issuer and duly authenticated by the Certificate Trustee.

           Section 6.15. WITHHOLDING TAXES; INFORMATION REPORTING. The Certificate Trustee, as trustee for the assets of a grantor trust, shall exclude and withhold from each distribution of principal and interest and other amounts due hereunder or under the Certificates any and all withholding taxes applicable thereto as required by law. The Certificate Trustee agrees that it will act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Certificates, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Certificateholders, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each Certificateholder appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Certificateholders may reasonably request from time to time. The Certificate Trustee agrees to file any other information reports as it may be required to file with respect to taxes. For purposes of reporting on Internal Revenue Service Form 1041 (and any statement attached thereto) or any successor form thereto, the Certificate Trustee will separately set forth information reported with respect to each Class of Certificates.

                                  ARTICLE VII

                       SUPPLEMENTAL CERTIFICATE INDENTURES

           Section 7.01. SUPPLEMENTAL CERTIFICATE INDENTURES WITHOUT CONSENT OF CERTIFICATEHOLDERS. Without the consent of Certificateholders, the Certificate Issuer (with the prior written approval of the Note Issuer) may, and the Certificate Trustee (subject to Section 7.03) shall, at any time and from time to time enter into one or more indentures supplemental hereto, in form satisfactory to the Certificate Trustee, for any of the following purposes:

           (a) to add to the covenants of the Certificate Issuer for the benefit of the Certificateholders, or to surrender any right or power herein conferred upon the Certificate Issuer;

           (b) to correct or supplement any provision herein or in any supplemental certificate indenture that may be defective or inconsistent with any other provision herein or in any supplemental certificate indenture or to make any other provisions with respect to matters or questions arising under this Certificate Indenture; provided, however, that any such action shall not adversely affect in any material respect the interests of the Certificateholders;

           (c) to cure any ambiguity or correct any mistake;

           (d) to qualify, if necessary, this Certificate Indenture (including any supplemental certificate indenture) under the Trust Indenture Act, or under any similar federal statute hereafter enacted, and to add to this Certificate Indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar federal statute hereafter enacted;

           (e) to provide for any interest rate swap transactions with respect to any floating rate series or Class of Certificates or any series or Class with specified credit enhancement; but:

                (i) such action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Certificateholder or other swap counterparty; and

                (ii) the Rating Agency Condition shall have been satisfied; or

           (f) to authorize the appointment of any listing agent, transfer agent or Paying Agent or Certificate Registrar for any Class of Certificates required or advisable in connection with the listing of any Class of Certificates on the Luxembourg Stock Exchange or any other stock exchange, and otherwise to amend the Certificate Indenture to incorporate any changes requested or required by any governmental authority, stock exchange authority, listing agent, transfer agent or Paying Agent or Certificate Registrar for any Class of Certificates in connection with that listing.

           Section 7.02. SUPPLEMENTAL CERTIFICATE INDENTURES WITH CONSENT OF CERTIFICATEHOLDERS. With the consent of the Certificateholders holding Certificates representing not less than a majority of the aggregate Outstanding Amount of Certificates of each Class affected thereby, by Act of said Certificateholders delivered to the Certificate Issuer, the Note Trustee and the Certificate Trustee, the Certificate Issuer (with the prior written approval of the Note Issuer) may, and the Certificate Trustee (subject to Section 7.03) shall, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Certificate Indenture or of modifying in any manner the rights and obligations of the Holders of Certificates of each such Class under this Certificate Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Certificateholder of each Outstanding Certificate affected thereby:

           (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Certificate Trustee of payments on the Notes or distributions that are required to be made herein on any Certificate, or change any date of payment on any Certificate, or change the place of payment where, or the coin or currency in which, any Certificate is payable, or change the method of calculation of interest on any floating rate Certificate, or impair the right to institute suit for the enforcement of any such payment or distribution on or after the Distribution Date, Special Distribution Date or other date specified herein applicable thereto;

           (b) permit the disposition of any Note in the Trust Property except as permitted by this Certificate Indenture, or otherwise deprive any Holder of Certificates of any Class of the benefit of the ownership of the Notes of the corresponding Class in the Trust;

           (c) reduce the percentage of the aggregate Outstanding Amount of the Certificates of any Class that is required for any such supplemental indenture, or reduce such percentage required for any waiver or consent (of compliance with certain provisions of this Certificate Indenture or certain defaults hereunder and their consequences) provided for in this Certificate Indenture;

           (d) modify any of the provisions of this Section, except to increase any percentage set forth herein or to provide that certain other provisions of this Certificate Indenture cannot be modified or waived without the consent of the Holder of each Certificate affected thereby; or

           (e) adversely affect the status of the Trust as a grantor trust for federal income tax purposes.

           It shall not be necessary for any Act of Certificateholders under this Section to approve the particular form of any proposed supplemental certificate indenture, but it shall be sufficient if such Act shall approve the substance thereof. The Certificate Issuer shall give each Rating Agency five Business Days prior written notice of any such proposed supplemental certificate indenture. Promptly after the execution by the Certificate Issuer and the Certificate Trustee of any supplemental certificate indenture pursuant to this Section, the Certificate Trustee shall mail to the Holders of the Certificates to which such supplemental certificate indenture relates a notice setting forth in general terms the substance of such supplemental certificate indenture. Any failure of the Certificate Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental certificate indenture.

           Section 7.03. DOCUMENTS AFFECTING IMMUNITY OR INDEMNITY. If in the opinion of the Certificate Trustee any document required to be executed by it pursuant to the terms of Section 7.01 or 7.02 adversely affects any interest, right, duty, immunity or indemnity in favor of the Certificate Trustee under this Certificate Indenture, the Certificate Trustee may in its discretion decline to execute such document.

           Section 7.04. EXECUTION OF SUPPLEMENTAL CERTIFICATE INDENTURES; NOTIFICATION UNDER RULES OF LUXEMBOURG STOCK EXCHANGE. In executing, or accepting the additional trusts created by, any supplemental certificate indenture permitted by this Article or the modifications thereby of the trusts created by this Certificate Indenture, the Certificate Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental certificate indenture is authorized or permitted by this Certificate Indenture. For so long as any of the Certificates are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notice of such proposed action will be published pursuant to those rules promptly following its effectiveness.

           Section 7.05. EFFECT OF SUPPLEMENTAL CERTIFICATE INDENTURES. Upon the execution of any supplemental certificate indenture under this Article, this Certificate Indenture shall be modified in accordance therewith, and such supplemental certificate indenture shall form a part of this Certificate Indenture for all purposes; and every Holder of any Certificate theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

           Section 7.06. CONFORMITY WITH TRUST INDENTURE ACT. Every supplemental certificate indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

           Section 7.07. REFERENCE IN CERTIFICATES TO SUPPLEMENTAL CERTIFICATE INDENTURES. Certificates authenticated and delivered after the execution of any supplemental certificate indenture pursuant to this Article may bear a notation in form approved by the Certificate Trustee as to any matter provided for in such supplemental certificate indenture; and, in such case, suitable notation may be made upon Outstanding Certificates after proper presentation and demand.

           Section 7.08. SWAP COUNTERPARTY CONSENT. The Certificate Issuer shall not execute any supplemental certificate indenture without the consent of any Swap Counterparty if such indenture supplements would adversely affect the interests of the Swap Counterparty.

           Section 7.09. DELAWARE TRUSTEE. To the extent that the Delaware Trustee is required to enter into any supplemental certificate indenture, the Delaware Trustee shall have the same rights and privileges afforded the Certificate Trustee.

                                  ARTICLE VIII

               AMENDMENTS AND SUPPLEMENTS TO NOTES, NOTE INDENTURE
                            AND OTHER BASIC DOCUMENTS

           Section 8.01. AMENDMENTS AND SUPPLEMENTS TO NOTES, NOTE INDENTURE AND OTHER BASIC DOCUMENTS. In the event that the Certificate Issuer or the Certificate Trustee, as holder of the Notes of each Class in trust for the benefit of the Holders of Certificates of the corresponding Class, receives a request for a consent to any amendment, modification, waiver or supplement under the Notes, the Note Indenture or any other Basic Document (other than this Certificate Indenture) to which the Certificate Issuer or the Certificate Trustee is a party and which in any such case requires the consent of the Noteholders, the Certificate Issuer shall forward such request for consent to the Certificate Trustee, and the Certificate Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement, to each Holder of Certificates of such Class registered on the Certificate Register as of such date. The Certificate Trustee shall request from such Certificateholders directions with respect to each such required Noteholder consent as to (a) whether or not the Certificate Trustee should take or refrain from taking any action that a holder of such Note has the option to direct, (b) whether or not to give or execute or direct the Certificate Issuer to give or execute any waivers, consents, amendments, modifications or supplements as a holder of such Note and (c) how to vote such Note if a vote has been called for with respect thereto; provided, however, in the case of any change to the terms of, or modification to, the Notes which requires the consent of the Noteholders, the Certificateholders may not direct any such action to be taken or direct whether or not to give or execute any such waiver, consent, amendment, modification or supplement that is not pursuant to the original terms of the Notes, unless the Certificate Trustee obtains an Opinion of Counsel at the expense of the Certificate Issuer of independent tax counsel to the effect that after any such action, waiver, consent, amendment, modification or supplement the Trust will continue to be treated as a "grantor trust" for federal income tax purposes. Provided such a request for Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of the Notes, the Certificate Trustee shall vote or consent with respect to such Notes in the same proportion as the Certificates of the corresponding Class were actually voted by Acts of the Holders thereof delivered to the Certificate Trustee prior to two Business Days before the Certificate Trustee takes such action or casts such vote or gives such consent.

           The Certificate Trustee shall not consent to any amendment, modification, waiver or supplement to any Basic Document which would in any manner adversely affect the interests of the Swap Counterparty without its consent.

           For so long as any of the Certificates are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notice of any amendment to this Certificate Indenture will be published pursuant to those rules promptly following its effectiveness.

                                   ARTICLE IX

                           SATISFACTION AND DISCHARGE

           Section 9.01. SATISFACTION AND DISCHARGE OF CERTIFICATE INDENTURE. This Certificate Indenture shall cease to be of further effect with respect to the Certificates, and the Certificate Trustee, on reasonable demand of and at the expense of the Certificate Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Certificate Indenture with respect to the Certificates, upon the distribution to all Secured Parties and the Certificate Trustee of all amounts required to be distributed to them pursuant to this Certificate Indenture and the disposition of all property held as part of the Trust Property. The Certificate Issuer shall pay or provide for the payment of all remaining liabilities of the Certificate Trustee, but solely from amounts payable by the Note Issuer under the Fee and Indemnity Agreement.

           Notice of any distribution pursuant to the paragraph above shall be mailed promptly by the Certificate Trustee to Holders of Certificates then outstanding. Such notice shall specify the Distribution Date or Special Distribution Date, as the case may be, upon which the Holders of Certificates may surrender their Certificates to the Certificate Trustee for payment of the final distribution and cancellation. Such notice shall be mailed (a) if with respect to a final distribution, as soon as practicable following receipt of notice from the Note Trustee of a final payment on a corresponding Note, (b) if with respect to a Special Payment other than a Special Payment constituting a redemption, not earlier than the 60th day and not later than the 20th day next preceding such final distribution or (c) if with respect to a Special Payment constituting a redemption of Certificates resulting from a redemption of Notes, then in accordance with the provisions of the relevant Section of Article IV hereof. Such notice shall specify (a) the Distribution Date or Special Distribution Date, as the case may be, upon which the proposed final payment of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Certificate Trustee therein specified, (b) the amount of any such proposed final payment and (c) that the Record Date otherwise applicable to such Distribution Date or the Special Record Date otherwise applicable to such Special Distribution Date, as the case may be, is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Certificate Trustee therein specified. The Certificate Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Holders of Certificates. Upon presentation and surrender of such Certificates, the Certificate Trustee shall cause to be distributed to the Holders thereof amounts distributable thereon on such Distribution Date or Special Distribution Date, as the case may be, pursuant to Section 4.02.

           In the event that all of the Holders of Certificates shall not surrender their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Certificate Trustee shall give a second written notice to the remaining Holders of such Certificates to surrender their Certificates for cancellation and receive the final distribution with respect thereto. In the event that any money held by the Certificate Trustee for the payment of distributions on the Certificates shall remain unclaimed for two years (or such lesser time as the Certificate Trustee shall be satisfied, after 60 days' notice from the Certificate Issuer (with the prior written approval of the Note Issuer), is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Certificate Trustee shall pay such money to the Note Trustee for deposit into the collection account relating to the related Notes or, if such collection account no longer exists, to the Note Issuer and the Certificate Trustee or Note Issuer shall give written notice thereof to the Note Trustee, the Note Issuer and the Certificate Issuer.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

           Section 10.01. STATE PLEDGE; CERTIFICATES AND NOTES NOT OBLIGATIONS OF THE STATE OF CONNECTICUT, FINANCE AUTHORITY OR SELLER.

           (a) The Certificate Issuer hereby finds and determines, and hereby represents and warrants, that it constitutes a "financing entity" under Section 16-245e(a) of the Statute, and that the Certificates constitute "rate reduction bonds" under Section 16-245e(a) of the Statute and that the Holders of the Certificates are entitled to the rights and benefits thereunder. Pursuant to
Section 16-245j(b) of the Statute, the State of Connecticut pledges and agrees with the Note Issuer and the Holders of the Certificates (the "State Pledge") as follows:

               Except as otherwise provided in this subsection, the state of Connecticut does hereby pledge and agree with the owners of transition property and holders of rate reduction bonds that the state shall neither limit nor alter the competitive transition assessment, transition property, financing orders, and all rights thereunder until the obligations, together with the interest thereon, are fully met and discharged, provided nothing contained in this subsection shall preclude the limitation or alteration if and when adequate provision shall be made by law for the protection of the owners and holders.

           Further, the Certificate Issuer does hereby pledge and agree with the
Note Issuer and the Holders of the Certificates that it will not act in a manner inconsistent with the State Pledge and will not take any action that would impair any rights of the Note Issuer or the Holders of the Certificates or the Notes, the Transition Property or the Certificates. The Certificate Issuer hereby further agrees to treat the Notes as debt of the Note Issuer, secured by, among other things, the Transition Property and the equity of the Note Issuer on deposit in the Capital Subaccount, for all purposes.

           (b) Each Certificate represents a fractional undivided beneficial interest in a corresponding Class of Notes, a Swap Agreement, if any, and the proceeds thereof. The Certificates and the Notes shall not be deemed to constitute a debt or liability of the State of Connecticut, the Finance Authority, any political subdivision thereof or the Seller or any of its affiliates, except that the Notes are obligations of CL&P Funding LLC, which is an affiliate of CL&P. None of the Certificates, the Notes or the underlying Transition Property will be guaranteed or insured by the State of Connecticut, the Finance Authority, the Certificate Issuer or any other governmental agency or instrumentality or by the Seller or its affiliates.

           Neither the full faith and credit nor the taxing power of the State of Connecticut, the Finance Authority or any other governmental agency or instrumentality is pledged to the payment of the principal of, or interest on, the Certificates or the Notes, or to the payments in respect of the Transition Property, nor are the State of Connecticut, the Finance Authority, the State Treasurer or any other governmental agency or instrumentality in any manner obligated to make any appropriation for the payment thereof.

           Section 10.02. LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS. The death or incapacity of any Certificateholder shall not operate to terminate this Certificate Indenture, the Declaration of Trust or the Certificate Issuer, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Certificate Issuer, nor otherwise affect the rights, obligations, and liabilities of the parties hereto or any of them.

           Section 10.03. NO RECOURSE TO CERTIFICATE ISSUER. Notwithstanding any provision of this Certificate Indenture or any supplemental certificate indenture to the contrary, the Secured Parties shall have no recourse against the Certificate Issuer, the Certificate Trustee, the Delaware Trustee or the Finance Authority, but shall look only to the Trust Property with respect to any amounts due to the Holders hereunder and under the Certificates.

           Section 10.04. CERTIFICATES NONASSESSABLE AND FULLY PAID. Pursuant to
Section 3803(a) of the Business Trust Statute, Certificateholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation law of the State of Delaware. Certificateholders shall not be personally liable for obligations of the Certificate Issuer, the interests in the Certificate Issuer represented by the Certificates shall be nonassessable for any losses or expenses of the Certificate Issuer or for any reason whatsoever, and upon authentication of the Certificates by the Certificate Trustee pursuant to
Section 2.04, the Certificates are and shall be deemed fully paid and non-assessable. No Certificateholder shall have any right (except as expressly provided herein) to vote or in any manner otherwise control the operation and management of the Trust Property, the Certificate Issuer, or the obligations of the parties hereto, nor shall anything set forth herein, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association.

           Section 10.05. NOTICES.

           (a) Unless otherwise specifically provided herein, all notices, directions, consents and waivers required under the terms and provisions of this Certificate Indenture shall be in English and in writing, and any such notice, direction, consent or waiver may be given by United States mail, courier service, facsimile transmission or electronic mail (confirmed by telephone, United States mail or courier service in the case of notice by facsimile transmission or electronic mail) or any other customary means of communication, and any such notice, direction, consent or waiver shall be effective when delivered, or if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid, if to the Finance Authority, to:

                      Office of the State Treasurer
                      55 Elm Street
                      Hartford, Connecticut  06106
                      Attention:  Assistant Treasurer - Debt Management
                      Facsimile: (860) 702-3127
                      Telephone: (860) 702-3034

           if to the Certificate Issuer, to:

                      Connecticut RRB Special Purpose Trust CL&P-1
                      c/o First Union Trust Company, National Association One Rodney Square
                      920 King Street, 1st Floor
                      Wilmington, DE 19801-7475
                      Attention:  Corporate Trust Administration
                      Facsimile: (302) 888-7544
                      Telephone: (302) 888-7500

                     (with copies to the Finance Authority at the
                      addresses listed herein)
           if to the Certificate Trustee, the Delaware Trustee or the Note Trustee, to:

                      First Union Trust Company, National Association One Rodney Square
                      920 King Street, 1st Floor
                      Wilmington, DE 19801-7475
                      Attention:  Corporate Trust Administration
                      Facsimile: (302) 888-7544
                      Telephone: (302) 888-7500

           if to the Note Issuer, to:

                       CL&P Funding LLC
                       c/o The Connecticut Light and Power Company
                       107 Selden Street
                       Berlin, Connecticut  06037
                       Attention:  Treasurer
                       Facsimile: (860) 665-5457
                       Telephone: (860) 665-3258
                       Email:  shoopra@nu.com

                       with a copy to:
                       The Connecticut Light and Power Company

                       if by U.S. Mail:
                            P.O. Box 270
                            Hartford, CT  06141-0270
                       if by courier:
                            107 Selden Street
                            Berlin, CT  06037

                       Attention:  Treasurer
                       Facsimile: (860) 665-5457
                       Telephone: (860) 665-3258
                       Email:  shoopra@nu.com

           if to the Rating Agencies, to:

                       Standard & Poor's Ratings Services
                       55 Water Street, 40th Floor
                       New York, New York 10041
                       Attention:  Asset Backed Surveillance Department
                       Facsimile: (212) 438-2655
                       Telephone: (212) 438-2000

                       Moody's Investors Service
                       99 Church Street
                       New York, New York 10007
                       Attention:  ABS Monitoring Department
                       Facsimile: (212) 553-0573
                       Telephone: (212) 553-3686
                 and

                       Fitch, Inc.
                       One State Street Plaza
                       New York, New York  10004
                       Attention:  ABS Surveillance
                       Facsimile: (212) 635-0476
                       Telephone: (212) 908-0200

           (b) The Certificate Issuer, the Certificate Trustee, the Note Issuer or the Note Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

           (c) Any notice or communication to Certificateholders shall be mailed by first-class mail to the addresses for each Certificateholder shown on the Certificate Register kept by the Certificate Registrar. Failure so to mail a notice or communication or any defect in such notice or communication shall not affect its sufficiency with respect to other Certificateholders.

           (d) If a notice or communication is mailed in the manner provided above within the time prescribed, it is conclusively presumed to have been duly given, whether or not the addressee receives it.

           (e) If the Certificate Issuer mails a notice or communication to the Certificateholders, it shall mail a copy to the Certificate Trustee, to each Paying Agent and to the Note Issuer at the same time.

           (f) Notwithstanding the foregoing, all communications or notices to the Certificate Trustee or the Delaware Trustee shall be deemed to be given only when received by a Responsible Officer of the Certificate Trustee or the Delaware Trustee.

           Section 10.06. GOVERNING LAW. THIS CERTIFICATE INDENTURE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAW OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

           Section 10.07. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Certificate Indenture shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Certificate Indenture and shall in no way affect the validity or enforceability of the other provisions of this Certificate Indenture, or of the Certificates or the rights of the Secured Parties.

           Section 10.08. CONFLICT WITH TRUST INDENTURE ACT. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Certificate Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

           The provisions of Sections 310 through 317 of the Trust Indenture Act that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Certificate Indenture) are a part of and govern this Certificate Indenture, whether or not physically contained herein.

           Section 10.09. EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

           Section 10.10. SUCCESSORS AND ASSIGNS; DELEGATION.

           (a) All covenants, agreements, representations and warranties in this Certificate Indenture by the Certificate Trustee and the Certificate Issuer shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

           (b) No party to this Certificate Indenture shall assign or delegate this Certificate Indenture or all or any part of its rights or obligations hereunder to any Person without the prior written consent of the other parties.

           Section 10.11. BENEFITS OF CERTIFICATE INDENTURE. Nothing in this Certificate Indenture or in the Certificates, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Certificateholders and, to the extent provided herein, the Note Issuer and the Swap Counterparties, any benefit or any legal or equitable right, remedy or claim under this Certificate Indenture.

           Section 10.12. LEGAL HOLIDAYS. In any case where any date for any distribution in respect of any Certificate shall not be a Business Day, then payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such first date, and (unless otherwise specified herein) no interest shall accrue during the intervening period.

           Section 10.13. COUNTERPARTS. For the purpose of facilitating the execution of this Certificate Indenture and for other purposes, this Certificate Indenture may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

           Section 10.14. THE DELAWARE TRUSTEE. In performing its obligations hereunder, the Delaware Trustee shall be entitled to the protections of the Declaration of Trust.

           Section 10.15. NONPETITION COVENANTS. Notwithstanding any prior termination of this Certificate Indenture or the Note Indenture, but subject to the DPUC's right to order the sequestration and payment of revenues arising with respect to the Transition Property notwithstanding any bankruptcy, reorganization or other insolvency proceedings with respect to the debtor, pledgor or transferor of the Transition Property pursuant to Sections 16-245k(e) and 16-245k(g) of the Statute, the Certificate Trustee shall not, prior to the date which is one year and one day after the termination of the Note Indenture with respect to the Note Issuer, petition or otherwise invoke or cause the Note Issuer or the Certificate Issuer to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Note Issuer or the Certificate Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Note Issuer or the Certificate Issuer or any substantial part of the property of the
Note Issuer or the Certificate Issuer, or ordering the winding up or liquidation of the affairs of the Note Issuer or the Certificate Issuer.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

           IN WITNESS WHEREOF, the Certificate Issuer and the Certificate Trustee have caused this Certificate Indenture to be duly executed by duly authorized officers or representatives, all as of the day and year first above written.

                           CONNECTICUT RRB SPECIAL PURPOSE TRUST CL&P-1

                           By: FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Delaware Trustee



                           By:__________________________________________________
                                Name:
                                Title:

                           FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Delaware Trustee,



                           By:__________________________________________________
                                Name:
                                Title:

                           FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Trustee,



                           By:__________________________________________________
                                Name:
                                Title:

                                     -S-1-

                                    EXHIBIT A

                 FORM OF CLASS A-1, A-2, A-3 OR A-5 CERTIFICATE

REGISTERED

NO. [       ]                                                           $ [    ]

                  CONNECTICUT RRB SPECIAL PURPOSE TRUST CL&P-1

                                   CLASS A-[ ]

                           RATE REDUCTION CERTIFICATE

       INTEREST             SCHEDULED FINAL              FINAL          CUSIP
         RATE              DISTRIBUTION DATE          TERMINATION
                                                         DATE

REGISTERED OWNER:    Cede & Co.

PRINCIPAL AMOUNT:

           UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

           This Certificate evidences a fractional undivided beneficial interest in an Underlying Note (as defined below) of the corresponding class issued by CL&P Funding LLC, a Delaware limited liability company, and the proceeds thereof, held by a trust or registered assigns, as more fully described herein.

           This Certificate shall not be deemed to constitute a debt or liability of the State of Connecticut, acting through the office of the State Treasurer (as defined in the Certificate Indenture) (the "Finance Authority"), any other governmental agency or instrumentality or The Connecticut Light and Power Company, a Connecticut corporation ("CL&P"), or any of its affiliates. None of the Certificate, the Underlying Note or the underlying Transition

                                     -A1-1-

Property (as defined in the Certificate Indenture) will be guaranteed or insured by the State of Connecticut, the Finance Authority, the Trust (as defined below) or any other governmental agency or instrumentality or by CL&P or its affiliates.

           Neither the full faith and credit nor the taxing power of the State of Connecticut, the Finance Authority or any other governmental agency or instrumentality is pledged to the payment of the principal of, or interest on, this Certificate or the Underlying Note, or to the payments in respect of the Transition Property, nor are the State of Connecticut, the Finance Authority, the State Treasurer or any other governmental agency or instrumentality in any manner obligated to make any appropriation for the payment thereof.

           To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Certificate Indenture.

           THIS CERTIFIES THAT CEDE & CO., as nominee for The Depository Trust Company, for value received, is the registered owner of a Principal Amount (stated above) of nonassessable, fully-paid, fractional undivided beneficial interest in the related Underlying Note and the proceeds thereof held by Connecticut RRB Special Purpose Trust CL&P-1 (the "Trust") or registered assigns. The Trust is created pursuant to a Declaration of Trust dated as of March [__], 2001 by First Union Trust Company, National Association, as Delaware Trustee (the "Delaware Trustee"), and the Finance Authority, acting as settlor thereunder pursuant to Connecticut General Statutes Sections 16-245e through and including 16-245k (the "Statute"). This Certificate is issued under and is subject to the terms, provisions, and conditions of, a Certificate Indenture dated as of March [__], 2001 (the "Certificate Indenture"), by and among the Delaware Trustee, First Union Trust Company, National Association, as certificate trustee (the "Certificate Trustee"), and the Trust, a summary of certain of the pertinent provisions of which is set forth below. This Certificate is one of the duly authorized class of Certificates designated as "Connecticut RRB Special Purpose Trust CL&P-1 Rate Reduction Certificates, Class [ ]" (herein called the "Class [ ] Certificates"). The Class [ ] Certificates are one of a class of Certificates issued under the Certificate Indenture (such Class [ ] Certificates, together with other Classes of Certificates issued on the date hereof under the Certificate Indenture being herein called the "Certificates"). The holder of this Certificate (the "Holder"), by virtue of its acceptance hereof, assents and agrees to be bound by the terms of the Certificate Indenture. This Class [ ] Certificate represents a fractional undivided beneficial interest in the note of the corresponding class (the "Underlying Note") issued by CL&P Funding LLC, as Note Issuer, together with the payments on and proceeds of the Underlying Note. The Underlying Note is secured by a security interest in the property right created under the Statute, pursuant to the order of the Connecticut Department of Public Utility Control, issued on November 8, 2000 and supplemented on December 12, 2000 and March 12, 2001 in DPUC-00-05-01 (the "Financing Order"), representing the irrevocable right of CL&P or its assignee to receive a certain nonbypassable charge (as adjusted from time to time) from certain retail customers of CL&P's distribution system, together with certain related collateral, all as more fully described in the
Note Indenture.

                                     -A1-2-

           The aggregate principal amount of all Certificates of all Classes issued under the Certificate Indenture equals the aggregate principal amount of the Underlying Notes of all Classes, and all such Certificates are and will be equally secured by the pledge and covenants made therein, except as otherwise expressly provided or permitted in the Certificate Indenture.

           Subject to and in accordance with the terms of the Certificate Indenture, there will be distributed on each quarterly [______] [__],[______] [__], [______] [__] and [__________] [__] of each year or, if any such day is not a Business Day, the next succeeding Business Day (each, a "Distribution Date"), commencing on [_________] [__], 2001 to the Person in whose name this Certificate is registered at the close of business on the last Business Day immediately preceding the related Distribution Date or, if Definitive Certificates are issued, the last day of the immediately preceding calendar month (each, a "Record Date"), such Holder's fractional undivided interest in the payments made on the Underlying Note due on the related Payment Date, the receipt of which has been confirmed by the Certificate Trustee. Subject to and in accordance with the terms of the Certificate Indenture, in the event that a Special Payment on the Underlying Note is received by the Certificate Trustee, from funds then available to the Certificate Trustee, there will be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered on the Record Date preceding the Special Distribution Date, as applicable, such Holder's fractional undivided share of such amount. The Special Distribution Date will be determined as provided in the Certificate Indenture. The Certificate Trustee will mail notice of each Special Payment and the related Special Distribution Date to the Holder as provided in the Certificate Indenture.

           Distributions on this Certificate will be made as provided in the Certificate Indenture by the Certificate Trustee by wire transfer or check mailed to the Holder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Certificate Indenture and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Certificate Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Paying Agent or the office or agency maintained for that purpose by the Certificate Trustee in The City of New York.

           Subject to and in accordance with the terms of the Certificate Indenture, the Trust has represented and warranted under the Certificate Indenture that the Trust constitutes a "financing entity" under Section 16-245e(a) of the Statute, and that the Certificates constitute "rate reduction bonds" under Section 16-245e(a) of the Statute and that the Holders are entitled to the rights and benefits thereunder. Pursuant to Section 16-245j(b) of the Statute, the State of Connecticut, has pledged and agreed with the Note Issuer and the Holders (the "State Pledge") as follows:

                                     -A1-3-

           Except as otherwise provided in this subsection, the state of Connecticut does hereby pledge and agree with the owners of transition property and holders of rate reduction bonds that the state shall neither limit nor alter the competitive transition assessment, transition property, financing orders, and all rights thereunder until the obligations, together with the interest thereon, are fully met and discharged, provided nothing contained in this subsection shall preclude the limitation or alteration if and when adequate provision shall be made by law for the protection of the owners and holders.

           In addition, the Trust has pledged and agreed with the Note Issuer and the Holders that it will not act in a manner inconsistent with the State Pledge and will not take any action that would impair any rights of the Note Issuer or the Holders in the Notes, the Transition Property or the Certificates.

           Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

           Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Certificate Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Certificate Indenture or any other Basic Document or be valid for any purpose.

           THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAW OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

           Any reduction in the principal amount of any Certificate effected by any distribution in respect of principal thereof shall be binding upon all Holders of such Certificate and of any Certificate issued upon the registration of transfer thereof or in exchange thereof or in lieu thereof, whether or not noted thereon.

           It is expressly agreed and understood by the parties hereto that (a) this Certificate is executed by First Union Trust Company, National Association and authenticated and delivered by First Union Trust Company, National Association, not individually or personally but solely as Delaware Trustee and Certificate Trustee, respectively, on behalf of the Trust in the exercise of the powers and authority conferred and vested in them, (b) the representations, undertakings and agreements herein made by the Delaware Trustee and Certificate Trustee on behalf of the Trust are made and intended not as personal representations, undertakings and agreements of either trustee, but are made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on First Union Trust Company, National Association, individually or personally, to perform any covenant either expressed or implied herein, except in their capacity as Delaware Trustee and

                                     -A1-4-

Certificate Trustee, respectively, all such liability being expressly waived by all Persons, and (d) under no circumstances shall First Union Trust Company, National Association be personally liable for the payment of any indebtedness or expenses of the Trust, or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under the Certificate Indenture.

                                     -A1-5-

           IN WITNESS WHEREOF, the Delaware Trustee on behalf of the Trust has caused this Certificate to be duly executed.

                                     CONNECTICUT RRB SPECIAL PURPOSE TRUST
                                     CL&P-1

                                     By:     FIRST UNION TRUST COMPANY, NATIONAL
                                             ASSOCIATION, not in its individual
                                             capacity but solely as Delaware
                                             Trustee

                                     By:________________________________________
                                          Name:
                                          Title:

                                     -A1-6-

               CERTIFICATE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Dated:  [                    ]

           This is one of the Certificates referred to in the within-mentioned Certificate Indenture.

                                     FIRST UNION TRUST COMPANY, NATIONAL
                                     ASSOCIATION, not in its individual capacity but solely as Certificate Trustee



                                     By:________________________________________
                                        Name:
                                        Title:

                                     -A1-7-

                        [FORM OF REVERSE OF CERTIFICATE]


           The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Certificate Indenture. All payments or distributions made to Holders under the Certificate Indenture shall be made only from the Trust Property and only to the extent that the Certificate Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Certificate Indenture. Each Holder, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Holder as provided in the Certificate Indenture. This Certificate does not purport to summarize the Certificate Indenture and reference is made to the Certificate Indenture for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Certificate Indenture may be examined during normal business hours at the principal office of the Certificate Trustee, and at such other places, if any, designated by the Certificate Trustee, by any Holder upon request.

           The Certificate Indenture permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights of the Holders under the Certificate Indenture at any time by the Trust and the Certificate Trustee with the consent of the Holders holding Certificates representing not less than a majority of the aggregate Outstanding Amount of Certificates of each affected Class issued by the Trust. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Certificate Indenture also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           As provided in the Certificate Indenture and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Certificate Trustee in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in the Borough of Manhattan, The City of New York, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Certificate Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate fractional undivided beneficial interest in the Underlying Note will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in Minimum Denominations of $1,000 Original Principal Amount and integral multiples of $1.00 in excess thereof; provided, however, that one Certificate of each Class may be of a smaller denomination. As provided in the Certificate Indenture and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations

                                     -A1-8-
evidencing the same aggregate fractional undivided beneficial interest in the Underlying Notes, as requested by the Holder surrendering the same.

           The Holder, by purchase of this Certificate, will be deemed to represent that such purchase will not result in a non-exempt prohibited transaction under the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, and, in each case, the rules and regulations thereunder.

           The Holder, by purchase of this Certificate, will be deemed to agree to treat the Underlying Note as debt of the Note Issuer, secured by, among other things, the Transition Property and other related collateral, for all purposes.

           No service charge will be made for any such registration of transfer or exchange, but the Certificate Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

           The Certificate Trustee, the Certificate Registrar, and any agent of the Certificate Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Certificate Trustee, the Certificate Registrar, nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Certificate Indenture shall terminate with respect to the Certificates upon the distribution to the Holders of all amounts required to be distributed to them pursuant to the Certificate Indenture and the disposition of all property held as part of the Trust Property, except certain indemnity obligations of the Note Issuer to the Certificate Trustee under the Fee and Indemnity Agreement.


                                     -A1-9-

                                   ASSIGNMENT

           Social Security or taxpayer I.D. or other identifying number of assignee: _________________

           FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                         (name and address of assignee)

the within Class A-[ ] Certificate and all rights thereunder, and hereby irrevocably constitutes and appoints __________________, attorney, to transfer said Class A-[ ] Certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated:  ___________________________       ______________________________________
                                          Signature Guaranteed:


-----------------------------------       --------------------------------------


-----------------

* NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class A-[ ] Certificate in every particular, without alteration, enlargement or any change whatsoever.


                                    -A1-10-

                                   EXHIBIT A-2

                          FORM OF CLASS A-4 CERTIFICATE

REGISTERED

NO. [          ]                                                $ [        ]

                  CONNECTICUT RRB SPECIAL PURPOSE TRUST CL&P-1

                                    CLASS A-4


                           RATE REDUCTION CERTIFICATE

                SCHEDULED FINAL              FINAL          CUSIP
               DISTRIBUTION DATE          TERMINATION
                                             DATE


REGISTERED OWNER:____Cede & Co.

PRINCIPAL AMOUNT:

           UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
           DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

           This Certificate evidences a fractional undivided beneficial interest in an Underlying Note (as defined below) of the corresponding class issued by CL&P Funding LLC, a Delaware limited liability company, a Swap Agreement, and the proceeds thereof, held by a trust or registered assigns, as more fully described herein.

           This Certificate shall not be deemed to constitute a debt or liability of the State of Connecticut, acting through the office of the State Treasurer (as defined in the Certificate Indenture) (the "Finance Authority"), any other governmental agency or instrumentality or The Connecticut Light and Power Company, a Connecticut corporation ("CL&P"), or any of its affiliates. None of the Certificate, the Underlying Note, a Swap Agreement or the underlying Transition Property (as defined in the Certificate Indenture) will be guaranteed or insured by the State of Connecticut, the Finance Authority, the Trust (as

                                     -A1-1-
defined below) or any other governmental agency or instrumentality or by CL&P or its affiliates.

           Neither the full faith and credit nor the taxing power of the State of Connecticut, the Finance Authority or any other governmental agency or instrumentality is pledged to the payment of the principal of, or interest on, this Certificate or the Underlying Note or Swap Agreement, or to the payments in respect of the Transition Property, nor are the State of Connecticut, the Finance Authority, the State Treasurer or any other governmental agency or instrumentality in any manner obligated to make any appropriation for the payment thereof.

           To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Certificate Indenture.

           THIS CERTIFIES THAT CEDE & CO., as nominee for The Depository Trust Company, for value received, is the registered owner of a Principal Amount (stated above) of nonassessable, fully-paid, fractional undivided beneficial interest in the related Underlying Note and the proceeds thereof held by Connecticut RRB Special Purpose Trust CL&P-1 (the "Trust") or registered assigns. The Trust is created pursuant to a Declaration of Trust dated as of March [__], 2001 by First Union Trust Company, National Association, as Delaware Trustee (the "Delaware Trustee"), and the Finance Authority, acting as settlor thereunder pursuant to Connecticut General Statutes Sections 16-245e through and including 16-245k (the "Statute"). This Certificate is issued under and is subject to the terms, provisions, and conditions of, a Certificate Indenture dated as of March [__], 2001 (the "Certificate Indenture"), by and among the Delaware Trustee, First Union Trust Company, National Association, as certificate trustee (the "Certificate Trustee"), and the Trust, a summary of certain of the pertinent provisions of which is set forth below. This Certificate is one of the duly authorized class of Certificates designated as "Connecticut RRB Special Purpose Trust CL&P-1 Rate Reduction Certificates, Class A-4" (herein called the "Class A-4 Certificates"). The Class A-4 Certificates are one of a class of Certificates issued under the Certificate Indenture (such Class A-4 Certificates, together with other Classes of Certificates issued on the date hereof under the Certificate Indenture being herein called the "Certificates"). The holder of this Certificate (the "Holder"), by virtue of its acceptance hereof, assents and agrees to be bound by the terms of the Certificate Indenture. This Class A-4 Certificate represents a fractional undivided beneficial interest in the note of the corresponding class (the "Underlying Note") issued by CL&P Funding LLC, as Note Issuer, and a Swap Agreement, together with the payments on and proceeds thereof. The Underlying
Note is secured by a security interest in the property right created under the Statute, pursuant to the order of the Connecticut Department of Public Utility Control, issued on November 8, 2000 and supplemented on December 12, 2000, and March12, 2001, in DPUC-00-05-01 (the "Financing Order"), representing the irrevocable right of CL&P or its assignee to receive a certain nonbypassable charge (as adjusted from time to time) from certain retail customers of CL&P's distribution system, together with certain related collateral, all as more fully described in the Note Indenture.

                                     -A2-2-

           The aggregate principal amount of all Certificates of all Classes issued under the Certificate Indenture equals the aggregate principal amount of the Underlying Notes of all Classes, and all such Certificates are and will be equally secured by the pledge and covenants made therein, except as otherwise expressly provided or permitted in the Certificate Indenture.

           Subject to and in accordance with the terms of the Certificate Indenture, there will be distributed on each quarterly [______] [__],[______] [__], [______] [__] and [__________] [__] of each year or, if any such day is not a Business Day, the next succeeding Business Day (each, a "Distribution Date"), commencing on [_________] [__], 2001 to the Person in whose name this Certificate is registered at the close of business on the last Business Day immediately preceding the related Distribution Date or, if Definitive Certificates are issued, the last day of the immediately preceding calendar month (each, a "Record Date"), such Holder's fractional undivided interest in the net payments made on the Underlying Note and Swap Agreement due on the related Payment Date, the receipt of which has been confirmed by the Certificate Trustee. Subject to and in accordance with the terms of the Certificate Indenture, in the event that a Special Payment on the Underlying Note is received by the Certificate Trustee, from funds then available to the Certificate Trustee, there will be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered on the Record Date preceding the Special Distribution Date, as applicable, such Holder's fractional undivided share of such amount. The Special Distribution Date will be determined as provided in the Certificate Indenture. The Certificate Trustee will mail notice of each Special Payment and the related Special Distribution Date to the Holder as provided in the Certificate Indenture.

           Interest will be computed for each Payment Date after the initial Payment Date on the basis of a 360-day year of twelve 30-day months. In addition, on __________, 2001 (the initial Payment Date), the Certificate Issuer promises, subject to the Certificate Indenture, to pay interest in the amount of
(i) LIBOR plus [ ]% multiplied by the number of days from and including the Issuance Date to but excluding __ divided by 360, multiplied by the Original Principal Amount of the Class A-4 Certificates, plus (ii) LIBOR plus [ ]% multiplied by 91/360, multiplied by the Original Principal Amount of the Class A-4 Certificates.

           Notwithstanding the foregoing, upon termination of the Class A-4 Swap Agreement for any reason and for so long as there is no replacement Class A-4 Swap Agreement in effect, the Interest Rate for the Class A-4 Bonds shall be the fixed rate of [__] percent per annum (the "Class A-4 The Gross Fixed Rate"), effective from and including the Payment Date preceding such termination. Class A-4 Gross Fixed Rate shall be computed on the basis of a 360-day year of twelve 30-day months or, for the initial Payment Date, the number of days from and including the Issuance Date to but excluding the initial Payment Date. At such time as the Certificate Issuer enters into a replacement Class A-4 Swap Agreement pursuant to Section 3.03 of the Certificate Indenture, the Class A-4 Certificates shall revert to the Interest Rate of LIBOR plus [ ]%, effective as of the next Payment Date following the date of such replacement Class A-4 Swap

                                     -A2-3-

Agreement and computed on the basis of the actual number of days elapsed and a 360-day year.

           Upon the termination of the Class A-4 Swap Agreement and payment by the Class A-4 Swap Counterparty of any termination payment or other similar amount to the Certificate Issuer in accordance with the terms of the Class A-4 Swap Agreement, such amount shall be deposited directly into the Class A-4 Subaccount and paid to the Holders of the Class A-4 Certificates on the next Payment Date.

           Distributions on this Certificate will be made as provided in the Certificate Indenture by the Certificate Trustee by wire transfer or check mailed to the Holder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Certificate Indenture and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Certificate Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Paying Agent or the office or agency maintained for that purpose by the Certificate Trustee in The City of New York.

           Subject to and in accordance with the terms of the Certificate Indenture, the Trust has represented and warranted under the Certificate Indenture that the Trust constitutes a "financing entity" under Section 16-245e(a) of the Statute, and that the Certificates constitute "rate reduction bonds" under Section 16-245e(a) of the Statute and that the Holders are entitled to the rights and benefits thereunder. Pursuant to Section 16-245j(b) of the Statute, the State of Connecticut, has pledged and agreed with the Note Issuer and the Holders (the "State Pledge") as follows:

           Except as otherwise provided in this subsection, the state of Connecticut does hereby pledge and agree with the owners of transition property and holders of rate reduction bonds that the state shall neither limit nor alter the competitive transition assessment, transition property, financing orders, and all rights thereunder until the obligations, together with the interest thereon, are fully met and discharged, provided nothing contained in this subsection shall preclude the limitation or alteration if and when adequate provision shall be made by law for the protection of the owners and holders.

           In addition, the Trust has pledged and agreed with the Note Issuer and the Holders that it will not act in a manner inconsistent with the State Pledge and will not take any action that would impair any rights of the Note Issuer or the Holders in the Notes, the Transition Property or the Certificates.

                                     -A2-4-

           Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

           Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Certificate Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Certificate Indenture or any other Basic Document or be valid for any purpose.

           THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAW OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

           Any reduction in the principal amount of any Certificate effected by any distribution in respect of principal thereof shall be binding upon all Holders of such Certificate and of any Certificate issued upon the registration of transfer thereof or in exchange thereof or in lieu thereof, whether or not noted thereon.

           It is expressly agreed and understood by the parties hereto that (a) this Certificate is executed by First Union Trust Company, National Association, and authenticated and delivered by First Union Trust Company, National Association, not individually or personally but solely as Delaware Trustee and Certificate Trustee, respectively, on behalf of the Trust in the exercise of the powers and authority conferred and vested in them, (b) the representations, undertakings and agreements herein made by the Delaware Trustee and Certificate Trustee on behalf of the Trust are made and intended not as personal representations, undertakings and agreements of either trustee, but are made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on First Union Trust Company, National Association, individually or personally, to perform any covenant either expressed or implied herein, except in their capacity as Delaware Trustee and Certificate Trustee, respectively, all such liability being expressly waived by all Persons, and (d) under no circumstances shall First Union Trust Company, National Association, be personally liable for the payment of any indebtedness or expenses of the Trust, or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under the Certificate Indenture.

                                     -A2-5-

           IN WITNESS WHEREOF, the Delaware Trustee on behalf of the Trust has caused this Certificate to be duly executed.

                                    CONNECTICUT RRB SPECIAL PURPOSE TRUST CL&P-1

                                    By:      FIRST UNION TRUST COMPANY, NATIONAL
                                             ASSOCIATION, not in its individual
                                             capacity but solely as Delaware
                                             Trustee



                                    By:_________________________________________
                                         Name:
                                         Title:

                                     -A2-6-

               CERTIFICATE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Dated:  [         ]

           This is one of the Certificates referred to in the within-mentioned Certificate Indenture.

                                             FIRST UNION TRUST COMPANY, NATIONAL
                                             ASSOCIATION, not in its individual
                                             capacity but solely as Certificate
                                             Trustee



                                             By:_______________________________-
                                                  Name:
                                                  Title:

                                     -A2-7-

                        [FORM OF REVERSE OF CERTIFICATE]

           The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Certificate Indenture. All payments or distributions made to Holders under the Certificate Indenture shall be made only from the Trust Property and only to the extent that the Certificate Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Certificate Indenture. Each Holder, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Holder as provided in the Certificate Indenture. This Certificate does not purport to summarize the Certificate Indenture and reference is made to the Certificate Indenture for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Certificate Indenture may be examined during normal business hours at the principal office of the Certificate Trustee, and at such other places, if any, designated by the Certificate Trustee, by any Holder upon request.

           The Certificate Indenture permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights of the Holders under the Certificate Indenture at any time by the Trust and the Certificate Trustee with the consent of the Holders holding Certificates representing not less than a majority of the aggregate Outstanding Amount of Certificates of each affected Class issued by the Trust. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Certificate Indenture also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           As provided in the Certificate Indenture and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Certificate Trustee in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in the Borough of Manhattan, The City of New York, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Certificate Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate fractional undivided beneficial interest in the Underlying Note will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in Minimum Denominations of $1,000 Original Principal Amount and integral multiples of $1.00 in excess thereof; provided, however, that one Certificate of each Class may be of a smaller denomination. As provided in the Certificate Indenture and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations

                                     -A2-8-
evidencing the same aggregate fractional undivided beneficial interest in the Underlying Notes, as requested by the Holder surrendering the same.

           The Holder, by purchase of this Certificate, will be deemed to represent that such purchase will not result in a non-exempt prohibited transaction under the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, and, in each case, the rules and regulations thereunder.

           The Holder, by purchase of this Certificate, will be deemed to agree to treat the Underlying Note as debt of the Note Issuer, secured by, among other things, the Transition Property and other related collateral, for all purposes.

           No service charge will be made for any such registration of transfer or exchange, but the Certificate Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

           The Certificate Trustee, the Certificate Registrar, and any agent of the Certificate Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Certificate Trustee, the Certificate Registrar, nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Certificate Indenture shall terminate with respect to the Certificates upon the distribution to the Holders of all amounts required to be distributed to them pursuant to the Certificate Indenture and the disposition of all property held as part of the Trust Property, except certain indemnity obligations of the Note Issuer to the Certificate Trustee under the Fee and Indemnity Agreement.

                                     -A2-9-

                                   ASSIGNMENT

           Social Security or taxpayer I.D. or other identifying number of assignee: _________________

           FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


    ------------------------------------------------------------------------

    ------------------------------------------------------------------------

                         (name and address of assignee)

the within Class A-4 Certificate and all rights thereunder, and hereby irrevocably constitutes and appoints __________________, attorney, to transfer said Class A-4 Certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated:  ______________________________          ________________________________
                                                Signature Guaranteed:



--------------------------------------          --------------------------------


------------------
* NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class A-4 Certificate in every particular, without alteration, enlargement or any change whatsoever.

                                     -A2-10-

                                    EXHIBIT B

                              CALCULATION OF LIBOR

           (a)_______On the interest determination date immediately preceding the first day of each applicable Calculation Period, the Certificate Trustee will determine LIBOR based on the offered rate for deposits in United States dollars for the three-month period commencing on the first day of that Calculation Period that appears on the page, USD-LIBOR-BBA, of the Dow Jones Telerate Services as of 11:00 a.m., London time, on such interest determination date (the "Telerate Page"). If no offered rate appears on the Telerate page, LIBOR for such Calculation Period will be determined as described in clause (b) below.

           (b)_______With respect to an interest determination date on which no offered rate appears on the Telerate Page, the Certificate Trustee will request the principal London office of each of four major banks in the London interbank market, selected by the Certificate Trustee, to provide the Certificate Trustee with its offered quotation for three-month deposits in United States dollars for the applicable Calculation Period, commencing on the second London Banking Day immediately following that interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such interest determination date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time. If at least two such quotations are provided, LIBOR for such Calculation Period will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR for that Calculation Period will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in The City of New York, on that interest determination date by major banks in The City of New York selected by the Certificate Trustee for loans in United States dollars to leading European banks, for the Calculation Period commencing on the second London Banking Day immediately following that Class A-4 interest determination date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time.

           (c)_______If LIBOR cannot be determined in accordance with clauses
(a) or (b) above, then LIBOR will be determined to be the same as the rate which applied during the previous Calculation Period.